UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

 Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
 Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2024

PROXY REPORT

Digitizing the Insurance Economy.

CCC Intelligent Solutions Holdings Inc.

2024

PROXY REPORT

CCC Intelligent Solutions Holdings Inc.

Dear Fellow Stockholders,
We are pleased to invite you to attend the Annual Meeting of Stockholders of CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) to be held on Thursday, May 22, 2025, at 10:00 a.m. Central Time (the “Annual Meeting”). This year’s Annual Meeting will, once again, be conducted virtually. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/CCCS2025. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your notice of internet availability of proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.	to elect the nominee identified in the accompanying proxy statement to serve as a Class I director until the fiscal year 2028 Annual Meeting and until her successor is duly elected and qualified;
2.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as set forth in this proxy statement;
3.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
4.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Our Board of Directors (the “Board”) has set the record date as March 25, 2025. Only stockholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment or postponement thereof. A list of the Company’s stockholders of record will be available at our corporate headquarters located at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,

Githesh Ramamurthy, Chairman of the Board

NOTICE OF FISCAL YEAR 2025 ANNUAL MEETING OF STOCKHOLDERS
The fiscal year 2025 annual meeting of stockholders of CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) will be held virtually on Thursday, May 22, 2025, at 10:00 a.m. Central Time for the following purposes:
1.	to elect the nominee identified in the accompanying proxy statement to serve as a Class I director until the fiscal year 2028 Annual Meeting and until her successor is duly elected and qualified;
2.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as set forth in this proxy statement;
3.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
4.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Stockholders of record as of the close of business on March 25, 2025 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 23, 2024, at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2025:

The notice of annual meeting, the proxy statement and our fiscal year 2024 annual report are available on our website at https://cccis.com. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials is first being delivered to the Company’s stockholders of record on or about April 8, 2025.
By Order of the Board of Directors,

Kevin Kane, Chief Legal Officer

SECTION 01
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q Why did I receive these materials?
 The Board of the Company is soliciting your proxy to vote at our fiscal year 2025 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting) (the “Annual Meeting”). Stockholders who own shares of our common stock as of the record date, March 25, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Notice of Internet Availability of Proxy Statement and Annual Report. As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of internet availability contains instructions on how to access this proxy statement and our annual report and vote online or submit your proxy over the Internet or by telephone. Even if you received the notice by mail, you will not automatically receive a printed copy of the proxy materials by mail. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding. The SEC rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q Who will be entitled to vote?
 Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 657,818,936 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q What will I be voting on?
 You will be voting:
1.	to elect the nominee identified in the accompanying proxy statement to serve as a Class I director until the fiscal year 2028 Annual Meeting and until her successor is duly elected and qualified;
2.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;
3.	on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
4.	on any other business as may properly come before the meeting or any adjournment of the meeting.
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Q How does the Board recommend I vote on these matters?
 The Board recommends you vote:
1.	FOR the election of Teri Williams as a Class I director;
2.	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers as set forth in this proxy statement (the “Say-on-Pay Proposal”); and
3.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025.
Q How do I cast my vote?
 Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CCCS2025. You will need to log in by entering your unique 16-digit control number included on your notice of internet availability of proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2025.
Q Can I access the proxy materials electronically?
 Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our notice of internet availability and other proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our notice of internet availability and other proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q How may I change or revoke my proxy?
 Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903;
CCC | 2024 PROXY STATEMENT	Page 2

3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q How can I attend the virtual Annual Meeting?
 The Annual Meeting is being held as a virtual only meeting. If you are a stockholder as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/CCCS2025 and entering your 16-digit control number. This number is included in your notice of internet availability of proxy materials.
If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/CCCS2025 for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
Q Why is the Annual Meeting virtual only?
 Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world. We think a virtual only meeting is advisable to provide ease of access, real-time communication, and cost savings for our stockholders and the Company.
Q What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes properly cast is required to elect each nominee named herein. This means that the nominee receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Withhold votes and broker non-votes will not impact the election of the nominee.
PROPOSAL 2 – SAY-ON-PAY PROPOSAL
The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Pay Proposal. Abstentions and broker non-votes will have no impact on the result of the Say-on-Pay Proposal.
As an advisory vote, the result of the Say-on-Pay vote will not be binding on the Board or the Human Capital and Compensation Committee. The result of the Say-on-Pay vote will, however, provide the Board and the Human Capital and Compensation Committee with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Human Capital and Compensation Committee value the opinions of our stockholders and expect to take into account the result of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.
PROPOSAL 3 – AUDITOR RATIFICATION PROPOSAL
The affirmative vote of a majority of the votes properly cast is required to approve the Auditor Ratification Proposal. Abstentions will have no effect on the result of the Auditor Ratification Proposal. There will not be broker non-votes with respect to the Auditor Ratification Proposal.
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Q When will the results of the vote be announced?
 The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.
Q What is the deadline for submitting a stockholder proposal or director nomination for the fiscal year 2026 Annual Meeting?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in fiscal year 2026, must be received by the Company at our principal executive offices at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 on or before December 9, 2025.
Stockholders wishing to make a director nomination or bring a proposal before the fiscal year 2026 annual meeting must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than February 21, 2026, and not earlier than the close of business on January 22, 2026, assuming the Company does not change the date of the fiscal year 2026 annual meeting of stockholders by more than 30 days before or more than 60 days after the anniversary of the fiscal year 2025 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s bylaws (the “Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices.
In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Secretary at the Company’s principal executive officer that sets forth all the information required by Rule 14a-19 of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than the deadline set forth above under the advance notice provisions of the Bylaws.
CCC | 2024 PROXY STATEMENT	Page 4

SECTION 02
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently comprised of seven directors with one vacancy. Our Certificate of Incorporation (the “Charter”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age and other information for each member of our Board:
Director Information and Experience

NAME	CLASS	AGE	DIRECTOR SINCE	CURRENT TERM EXPIRES	TERM FOR WHICH NOMINATED EXPIRES	PCB	CEO	ST	F	GI	DB	AC	HCCC	NCGC
Teri Williams Director	I	67	2021	2025	2028		▪		▪	F	AA
William Ingram Director	II	68	2021	2026		▪		▪	▪	M	W
Lauren Young Director	II	42	2021	2026		▪		▪	▪	F	W
Neil de Crescenzo Director	II	63	2024	2026		▪	▪	▪	▪	M	W
Githesh Ramamurthy Chairman of the Board	III	64	2021	2027		▪	▪	▪		M	A
Eileen Schloss Director	III	71	2021	2027		▪		▪	▪	F	W
Eric Wei Presiding Director	III	49	2021	2027		▪		▪	▪	M	A

PCB – Public Company Board Experience CEO – CEO Experience ST – Software/Technology Experience F – Financial Experience	GI – Gender Identify F – Female M – Male DB - Demographic Background AA – African American A – Asian W - White	AC – Audit Committee HCCC – Human Capital and Compensation Committee NCGC – Nominating and Corporate Governance Committee	▪–	Yes
-Committee Chair
-Committee Member

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry. The Nominating and Corporate Governance Committee and the Board believe that all directors must, at a minimum, meet the criteria set forth in the Company’s Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance
CCC | 2024 PROXY STATEMENT	Page 5

Committee will consider criteria such as qualifications, attributes, diversity of experience and skills in light of the Company’s business in the context of the needs of the Board. Additionally, the Nominating and Corporate Governance Committee considers a combination of factors for each director, including integrity, objectivity, independence, sound judgment, leadership, and courage.
Our Board believes that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints and other unique characteristics. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for selection.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: integrity, objectivity, independence, sound judgment, leadership and courage; our Board as a whole exhibits a diversity of background and experience. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below, and attributes highlighted in the table above, include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter and our Bylaws, our Class I directors will serve until this Annual Meeting, our Class II directors will serve until the annual meeting of stockholders to be held in fiscal year 2026, and our Class III directors will serve until the annual meeting of stockholders to be held in fiscal year 2027. If elected by our stockholders at this Annual Meeting, our Class I directors will serve until the annual meeting of stockholders to be held in fiscal year 2028.
Stockholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider stockholder recommendations for membership on the Board. Recommendations should be in writing and may be submitted to 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 Attn: Nominating and Corporate Governance Committee.
When filling a vacancy on the Board, and subject to the Shareholder Rights Agreement, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will recommend to the Board individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process will be used for all candidates, including candidates recommended by stockholders.
Environmental, Social and Governance (“ESG”) Initiative
At CCC, we are committed to conducting our business in a responsible and sustainable manner, in accordance with law. Our ESG approach is designed to align with our corporate strategy and our mission to keep people’s lives moving forward when it matters most. Our Board has delegated responsibility for developing and implementing goals regarding environmental, social, and governance and sustainability matters to the Nominating and Corporate Governance Committee and has also directed that the Human Capital and Compensation Committee participate and provide oversight
CCC | 2024 PROXY STATEMENT	Page 6

and guidance on social and culture areas affecting ESG-related matters. The Board and the Audit Committee oversee our governance and risk management activities. We have a cross-functional ESG working group responsible for integrating sustainability, responsible practices, and stakeholder engagement into our operations.
We are committed to building inclusive teams and fostering an environment where unique perspectives are celebrated, in accordance with law. We believe a diverse workforce at all levels and an inclusive culture are foundational to our success and will enable us to better serve our customers. We have a Diversity Advisory Council (“DAC”) whose mission is to support the development and execution of our strategy.
Through the DAC, we support employee-driven employee resource groups (“ERGs”) – the African American Alliance, the Women’s Network, the Growing Professionals ERG and PROUD, made up of employees who identify as LGBTQ+ and their allies. In 2024, we also added two new ERGs - (1) CCC Se Puede, the mission of which is to support the Latin American and Hispanic communities through education, acknowledgement, and celebration, and (2) Parents and Caregivers Together, or “PACT”, which provides resources and support to all caregivers, whether they are new parents, caring for elderly parents, or anything in between. Each of our ERGs is open to all employees.
Additional information concerning our ESG programs is available on our website at https://www.cccis.com/about/environmental-social-and-governance. Our website is not part of this notice and proxy statement.
CCC | 2024 PROXY STATEMENT	Page 7

SECTION 03
PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board recommends that Teri Williams be elected as a member of the Board at the Annual Meeting.
The nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, the nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEE.

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DIRECTOR NOMINEE TO SERVE FOR A THREE-YEAR TERM EXPIRING AT THE FISCAL YEAR 2027 ANNUAL MEETING.
CLASS I DIRECTOR (TERMS EXPIRING IN FISCAL YEAR 2025)

TERI WILLIAMS Age 67 ▪ Director Since July 30, 2021 ▪ Class I ▪ Term Expires Fiscal Year 2025

Teri Williams began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since January 2021. Ms. Williams is a member of the board of directors, President, Chief Operating Officer and owner of OneUnited Bank, where she has served in various roles since 1995. Prior to joining OneUnited Bank, Ms. Williams held various positions with Bank of America and American Express, including serving as a Vice President of American Express. Ms. Williams holds a bachelor’s degree in Economics from Brown University and a Master of Business Administration degree from Harvard Business School. In addition to her roles with OneUnited Bank, Ms. Williams is currently Chair Emeritus of the Black Economic Council of Massachusetts and on the board of the Partnership for Miami and the 79th Street Corridor Initiative in Miami, Florida.
We believe that Ms. Williams is qualified to serve on the Board based on her extensive experience in the financial services industry.

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CONTINUING DIRECTORS
CLASS II DIRECTORS (TERMS EXPIRING IN FISCAL YEAR 2026)

WILLIAM INGRAM Age 68 ▪ Director Since July 30, 2021 ▪ Class II ▪ Term Expires Fiscal Year 2026

William Ingram began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since October 2020. From December 2015 to April 2020, Mr. Ingram served as the Chief Financial Officer of Avalara, Inc., a cloud-based SaaS company providing compliance solutions to customers worldwide. From April 2015 to December 2015, he served as the interim CFO for Khan Academy, a non-profit educational organization. Mr. Ingram also held various executive roles at Leap Wireless International, Inc., including Executive Vice President and Chief of Strategy from August 2007 to March 2014, and with the acquiring company, AT&T, from March 2014 to January 2015. Mr. Ingram also currently serves on the board of directors of Paymentus and formerly served on the board of directors of Avalara, Inc. Mr. Ingram holds a bachelor’s degree in economics from Stanford University and a Master of Business Administration degree from Harvard Business School.
We believe Mr. Ingram is qualified to serve on the Board based on his experience within the technology and SaaS industries and services as a finance executive and board member.

Neil de crescenzo Age 63 ▪ Director Since November 6, 2024 ▪ Class II ▪ Term Expires Fiscal Year 2026

Neil de Crescenzo began serving on our Board in November 2024. Mr. de Crescenzo currently serves as Chief Executive Officer of TRIMEDX and previously served as Chief Executive Officer of Change Healthcare from 2013, through its acquisition by Optum (part of United Health Group) in October 2022 and as CEO of Optum Insight until October 2023. Prior to joining Change Healthcare, Mr. de Crescenzo held various positions at Oracle and IBM. Mr. de Crescenzo serves on the board of directors of Jazz at Lincoln Center, is a Trustee of the Committee for Economic Development of the Conference Board and is a past Chairman of the Healthcare Leadership Council. Mr. de Crescenzo holds a bachelors degree in Political Science from Yale University and a masters of business administration from Northeastern University.
We believe that Mr. de Crescenzo is qualified to serve on the Board based on his experience as chief executive officer and on the boards of directors of other companies within the technology, healthcare and FinTech industries.

CCC | 2024 PROXY STATEMENT	Page 10

LAUREN YOUNG Age 42 ▪ Director Since July 30, 2021 ▪ Class II ▪ Term Expires Fiscal Year 2026

Lauren Young began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since December 2018. Ms. Young is a Managing Director of Advent International, L.P., which she joined in 2011 as Vice President. Prior to Advent, Ms. Young was a member of the U.S. buyout fund at The Carlyle Group from 2006 through 2009 and served as an analyst at McColl partners from 2004 through 2006. Ms. Young also currently serves on the boards of directors of Definitive Healthcare and Iodine Software. Ms. Young holds a bachelor’s degree from Davidson College and a Master of Business Administration degree from Harvard Business School.
We believe Ms. Young is qualified to serve on the Board based on her experience as an investor in, advisor to, and board member of other companies in the financial and technology industries.

CLASS III DIRECTORS (TERMS EXPIRING IN FISCAL YEAR 2027)

GITHESH RAMAMURTHY Age 64 ▪ Director Since July 30, 2021 ▪ Class III ▪ Term Expires Fiscal Year 2027

Githesh Ramamurthy began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entities since 1999. Mr. Ramamurthy has served as Chairman of the Board since 2000, and as Chief Executive Officer since 1999. Mr. Ramamurthy joined CCC in 1992 and has held various management positions including

Chief Technology Officer from 1992 until 1999 and President from 1997 until 2000. Prior to joining the Company, Mr. Ramamurthy was a founding member and head of technology for Sales Technologies, Inc., a leader in Sales Force Automation later acquired by Dun & Bradstreet. Mr. Ramamurthy holds a bachelor’s degree in Electrical Engineering from the Indian Institute of Technology, a master’s degree in Computer Science from the Georgia Institute of Technology, and is an alumnus of Harvard Business School’s Executive Management Program.
We believe Mr. Ramamurthy is qualified to serve on the Board due to his extensive experience with the Company and extensive insurance industry, technological and financial experience.

CCC | 2024 PROXY STATEMENT	Page 11

EILEEN SCHLOSS Age 71 ▪ Director Since July 30, 2021 ▪ Class III ▪ Term Expires Fiscal Year 2027

Eileen Schloss began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since August 2020. Ms. Schloss has served as an Operations Advisor to Advent International, L.P. since December 2019. Ms. Schloss also currently serves on the board of directors of Sprinklr, Inc. Prior to joining Advent, Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc. from 2012 to 2017. Ms. Schloss served as Executive Vice President, Human Resources for Rovi Corporation from 2007 to 2012. Prior to that, Ms. Schloss served as Vice President, Administration for Caspian Networks, Inc. from 2002 to 2006. Ms. Schloss was named National Association of Corporate Directors’ (“NACD”) Directorship 100 in 2022 and, in March 2023, she obtained NACD’s Directorship Certification. Ms. Schloss holds a bachelor’s degree in Organizational Behavior from the University of San Francisco and a master’s degree in Technology Management from Pepperdine University and is a NACD Board Governance Fellow.
We believe that Ms. Schloss is qualified to serve on the Board based on her extensive experience working on public company boards and for public companies in the software industry as a human resources professional.

ERIC WEI Age 49 ▪ Director Since July 30, 2021 ▪ Class III ▪ Term Expires Fiscal Year 2027

Eric Wei began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since 2017. Mr. Wei is a Partner at Advent International, L.P., where he has served in various roles since 2011. Prior to joining Advent, Mr. Wei served as a Principal of Sageview Capital from 2008 through 2011 and as Vice President at Bain

Capital from 2005 through 2008. Mr. Wei also serves on the boards of directors of Tekion S.A., Conservice, LLC, Zenoti, FinancialForce and Assembly. Mr. Wei holds a bachelor’s degree in economics from Stanford University and a Master of Business Administration degree from The Wharton School at the University of Pennsylvania.
We believe that Mr. Wei is qualified to serve on the Board based on his extensive experience as an advisor to, and on the boards of directors of, other companies within the technology and FinTech industries.

CCC | 2024 PROXY STATEMENT	Page 12

BOARD MEETINGS AND COMMITTEES
Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Human Capital and Compensation Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
For the year ended December 31, 2024, our Board held 8 meetings, our Audit Committee held 7 meetings, our Nominating and Corporate Governance Committee held 3 meetings and our Human Capital and Compensation Committee held 5 meetings. Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In fiscal 2024, each director other than Christopher Egan, who served as a director of the Company during the entirety of fiscal year 2024, attended at least 75% of the aggregate meetings of the Board and committees on which the director served during such director’s tenure.
Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://ir.cccis.com/corporate-governance/governance-overview. Our website is not part of this notice and proxy statement.
The table below sets forth the composition of our Board committees as of March 25, 2025, as well as additional information concerning each of our Board committee’s and the principal functions thereof, as further described in the Charter of the respective committee:

COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS

Audit Committee

William Ingram*†
Neil de Crescenzo
Teri Williams†

* Committee Chair
† “Audit Committee Financial Expert” as defined in applicable SEC Rules

Each member of the Audit Committee qualifies as an independent director under the corporate governance standards set forth in the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act and is financially literate.
• Overseeing our accounting and financial reporting process and the audits of our financial statements.

•
Assisting the Board’s oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors.

•
The appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us to provide audit services.

• Pre-approving all audit and non-audit services to be provided by registered public accounting firms engaged by us.
• Reviewing our annual audited and quarterly financial statements with management and the independent auditor.
• Reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.
• Reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters.

Human Capital and Compensation Committee

Eileen Schloss*
William Ingram
Eric Wei

* Committee Chair

Each member of the Human Capital and Compensation Committee qualifies as an independent director under the corporate governance standards set forth in the Nasdaq Listing Rules and applicable SEC Rules.

•
Reviewing our chief executive officer’s performance and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation as well as other executive officers.

• Reviewing our executive compensation policies and plans and make recommendations to the board with respect to such plans.
• Implementing and administering our incentive compensation equity-based remuneration plans.
• Reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
• Assisting management on issues relating to human capital management.
• Engaging, in partnership with the Nominating and Corporate Governance Committee, in succession planning activities for our officers.

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COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS

Nominating and Corporate Governance Committee

Eric Wei*
Teri Williams
Lauren Young

* Committee Chair

Each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the corporate governance standards set forth in the Nasdaq Listing Rules and applicable SEC Rules.

•
Identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to the Board candidates for nomination for appointment at the annual general meeting or to fill vacancies on the Board.

• Developing and recommending to the Board, and overseeing implementation of, our Corporate Governance Guidelines.
• Coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the Company.
• Reviewing our overall corporate governance and recommending improvements as and when necessary.
• Monitoring the development and implementation of our ESG programs and goals.
• Engaging, in partnership with the Human Capital and Compensation Committee, in succession planning activities for our officers.

CCC | 2024 PROXY STATEMENT	Page 14

Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our principal stockholders that currently make up our Board and our Board committee composition benefit the Company and its stockholders.
Independence
Our Board has an effective mix of independent directors and non-independent directors. Our Board includes seven independent directors.
Chairman of the Board and Chief Executive Officer
With respect to the roles of Chairman of the Board and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the closing of the business combination, the roles of Chairman of the Board and Chief Executive Officer have been combined. We believe this board leadership structure is the most appropriate for the Company at this time because of the efficiencies achieved in having the roles of Chairman of the Board and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses enhances the decision-making processes of the Board as a whole.
Under our Corporate Governance Guidelines, during any period in which the roles of Chairman of the Board and Chief Executive Officer are combined, the Board will appoint a “presiding director” to ensure independent leadership in circumstances where it is appropriate for the Board to have a voice distinct from management. Eric Wei currently serves as our presiding director.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, unless pre-approval is obtained. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan, unless pre-approval is obtained.
Risk Oversight
Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting of the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal and regulatory risks, cyber and privacy risks, and financial, tax and audit related risks.
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Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the Investor Relations page of our website at https://ir.cccis.com/corporate-governance/governance-overview. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website or in public filings.
Human Capital and Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Capital and Compensation Committee.
Communications by Stockholders and Other Interested Parties with the Board
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

CCC Intelligent Solutions Holdings Inc.
167 N. Green Street, 9th Floor
Chicago, Illinois 60607
Telephone: (800) 621-8070
Attention: Board of Directors
c/o Chief Legal Officer
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.
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SECTION 04
EXECUTIVE OFFICERS
Below are the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company (See “—Election of Directors” for Mr. Ramamurthy’s biography):

TIMOTHY A. WELSH Title: President and Executive Vice President Age: 59

Timothy A. Welsh has served as our President and Executive Vice President since March 2025. Prior to joining CCC, Mr. Welsh served in various roles with U.S. Bank, most recently as Vice Chair of Consumer and Business Banking. Prior to joining U.S. Bank,

Mr. Welsh served as a senior partner at McKinsey & Company where he worked for nearly 27 years, specializing in financial services and the consumer experience. Mr. Welsh holds a bachelor’s degree in social studies from Harvard University and a master’s of business administration degree from Harvard Business School.

BRIAN HERB Title: Executive Vice President, Chief Financial and Administrative Officer Age: 52

Brian Herb has served as our Executive Vice President, Chief Financial and Administrative Officer since February 2020. Prior to joining CCC, Mr. Herb served in various roles with Experian, most recently as CFO, North America from 2015 until 2020. Mr. Herb began his career in assurance services at Ernst & Young. Mr. Herb holds a bachelor’s degree in

Accounting from Miami University of Ohio and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University.

JOHN GOODSON Title: Executive Vice President, Chief Product and Technology Officer Age: 60

John Goodson has served as our Executive Vice President, Chief Product and Technology Officer since January 2023 and served as our Senior Vice President, Chief Technology Officer from August 2021 through 2022. He previously served as CCC’s Senior Vice President, Product Development from August 2020 until August 2021. Prior to joining the

Company, Mr. Goodson Served as Senior Vice President and General Manager for Products and Customer Engagement Solutions at Verint from May 2015 until August 2020 and held various positions, including Chief Product Officer and Chief Technology Officer at Progress Software, from 2003 through 2015. Mr. Goodson holds a bachelor’s degree in Computer Science from the Virginia Polytechnic Institute and State University.

CCC | 2024 PROXY STATEMENT	Page 17

MARY JO PRIGGE Title: Executive Vice President, Chief Service Delivery Officer Age: 67

Mary Jo Prigge has served as our Executive Vice President, Chief Service Delivery Officer since 2021. She previously served as CCC’s President of Service Operations from 2000 until 2021. Ms. Prigge joined the Company in 1998 as Executive Vice President of Operations and has held several leadership positions over her tenure. Prior to joining the Company,

Ms. Prigge held various positions in the auto glass replacement industry, including as Senior Vice President at Safelite Auto Glass in 1998, Vistar/USA-GLAS from 1991 to 1998, and AM International, Inc. Ms. Prigge served on the Board of Trustees and is past Vice Chair and treasurer of the Collision Repair Education Foundation. Ms. Prigge holds a bachelor’s degree in Marketing from the Kelley School of Business at Indiana University.

MARC FREDMAN Title: Senior Vice President, Chief Strategy Officer Age: 47

Marc Fredman has served as our Senior Vice President, Chief Strategy Officer since 2021. Prior to this role, from 2017 to 2021, Mr. Fredman was Senior Vice President of Strategy, Product Management, and Marketing. Mr. Fredman joined CCC in 2014 as Senior Vice President, Corporate Strategy and Development. Prior to joining the Company, Mr. Fredman held various roles with The Boston Consulting Group from 2004 to 2014, most recently serving as Principal in the technology and corporate development practices. Prior to The Boston Consulting Group Mr. Fredman was with Bank One, most recently as Vice President of Healthcare Business Development. Mr. Fredman holds a bachelor’s degree in honors philosophy from Georgetown University and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University.

MICHAEL SILVA Title: Executive Vice President, Chief Commercial & Customer Success Officer Age: 58

Michael Silva served as our Executive Vice President, Chief Commercial and Customer Success Officer from October 2022 until his departure from the Company on December 31, 2024. Prior to joining CCC, Mr. Silva served as SVP, Financial Services for Salesforce, Inc. from July 2019 through October 2022. Mr. Silva was General Manager, U.S. Financial

Services at Microsoft Inc. from 2018 through July 2019 and was General Manager, U.S. at IBM from 2017 through 2018. Prior to IBM, Mr. Silva held various sales and operational roles at Microsoft from 2002 through 2017, including three years as Sales Director, United Kingdom. Mr. Silva’s early career included four years at Ingenix as Vice President, Sales – U.S. and Canada. Mr. Silva holds a bachelor’s degree in Sociology from Hobart and William Smith Colleges.

CCC | 2024 PROXY STATEMENT	Page 18

Section 05
COMPENSATION DISCUSSION & ANALYSIS
The following Compensation Discussion and Analysis provides information about material elements of the compensation awarded to, earned by, or paid to the “named executive officers” (or “NEOs”) of the Company in fiscal year 2024, who include our principal executive officer, our principal financial officer and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer), and up to two additional individuals who would have been one of the three most highly compensated executive officers if they were serving as an executive officer at the end of fiscal year 2024. For fiscal year 2024 the Company’s NEOs and their positions were:
GITHESH RAMAMURTHY
Chairman of the Board and Chief Executive Officer
BRIAN HERB
EVP, Chief Financial and Administrative Officer
JOHN GOODSON
EVP, Chief Product and Technology Officer
MARC FREDMAN
SVP, Chief Strategy Officer
MIKE SILVA1
EVP, Chief Commercial and Customer Success Officer
1 Effective as of December 31, 2024, the Company eliminated the role of Chief Commercial and Customer Success Officer and, in connection therewith, Mr. Silva’s employment with the Company was terminated, effective as of such date.
CCC | 2024 PROXY STATEMENT	Page 19

Executive Summary
CCC is a leading SaaS platform for the multi-trillion-dollar insurance economy, powering operations for insurers, repairers, automakers, part suppliers, and more. CCC cloud technology connects more than 35,000 businesses digitizing mission-critical workflows, commerce, and customer experiences. A trusted leader in artificial intelligence, customer experience, network and workflow management, CCC delivers technology that turns crucial moments into intelligent experiences, with the goal of shaping a world where life just works. Founded in 1980, CCC has been publicly traded since August 2021.
Business Highlights
By executing our operating plan, we achieved strong financial performance for the fiscal year ended December 31, 2024:
Fiscal Year 2024 Business Performance

Revenue	Adjusted EBITDA and Adjusted EBITDA Margin
$944.8 million 9% Growth over 2023	$397.4 million 12% Growth over 2023 42% Adjusted EBITDA Margin

Other business highlights for the fiscal year ended December 31, 2024 include the following:
•
CCC strengthened its automotive collision repair facility customer group, growing revenue through a combination of new logos, cross-selling, and upselling. In 2024, CCC added over 1,000 new rooftops and now has over 30,500 repair facilities on the CCC ONE® network. More than 10,000 of these collision repairers are actively using AI-powered solutions in production environments.

•
CCC had numerous cross-selling successes, including several insurance clients who expanded their suite of Casualty solutions. In addition, we expanded the use of intelligent solutions, including Estimate-STP, which is live at over 40 insurers, and Subrogation, which is live at over 20 insurers.

•
CCC announced its technology-backed vision to power the next evolution of the P&C insurance economy: the CCC Intelligent Experience (IX) Cloud™ platform. The CCC IX Cloud brings intelligent experiences to life through a new event-driven architecture that overlays onto CCC’s existing cloud applications, customer workflows, and customer and partner systems. Intelligent Experiences are those that work for everyone involved in a claim or repair - consumers, businesses, and their employees. Intelligent Experiences synthesize these different perspectives to help deliver the optimal outcome for everyone participating in a given interaction by orchestrating data, artificial intelligence, and ecosystems at scale, shaping a world where Life Just Works for customers and the millions of their consumers involved in auto claims and repairs each year.

•
CCC announced the acquisition of EvolutionIQ, Inc. (“EvolutionIQ”), the leading platform for AI-powered guidance for disability and injury claims management. The acquisition expands CCC’s market reach into strategic adjacencies – disability and workers’ compensation – while strengthening CCC’s industry-leading AI-powered SaaS platform through the addition of transformative AI capabilities, including Medical Summarization and Next Best Action, that we believe will revolutionize how insurance claims are resolved. The acquisition closed in January 2025.

“Adjusted EBITDA” and “Adjusted EBITDA Margin” are non-GAAP financial measures. See Annex A for reconciliations of each to the most directly comparable GAAP financial measure.
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EXECUTIVE COMPENSATION HIGHLIGHTS IN FISCAL YEAR 2024
CEO Compensation
In accordance with the terms and conditions set forth in Mr. Ramamurthy’s October 2021 equity award agreements, as further described in the section from our proxy statement with respect to fiscal year 2021 titled “Narrative Disclosure to the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table,” Mr. Ramamurthy did not participate in the 2024 Annual Incentive Plan (“AIP”) or receive equity awards during fiscal year 2024 under the CCC Intelligent Solutions Holdings Inc. 2021 Incentive Equity Plan (as it may be amended from time to time, the “Equity Plan”).
Incentive Awards to Our Other NEOs
In fiscal year 2024, the Human Capital and Compensation Committee granted time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) under the Equity Plan to each of the NEOs other than Mr. Ramamurthy. Such PSUs vest on the basis of achievement of the Company’s revenue growth goals and adjusted EBITDA margin goals, in each case measured over a three-year period ending December 31, 2026. See the “Equity-Based Compensation” section below for further details regarding the equity grants made to our NEOs under the Equity Plan during fiscal year 2024.
In January 2025, the Human Capital and Compensation Committee certified financial performance under our 2024 AIP at 74.8% of target on the basis of achievement of revenue and adjusted EBITDA goals. Each of the NEOs participated in the 2024 AIP, other than Mr. Ramamurthy. The 2024 AIP plan design also provided for an individual performance multiplier to be applied based on the individual performance of each executive. See the “Annual Incentive Plan (AIP)” section below for further details regarding the annual incentive awards made to the NEOs under the 2024 AIP.
Highlights of Our Executive Compensation Practices
The Human Capital and Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of the Company’s executive compensation program.
Components of Pay
The components of our 2024 executive compensation program consist primarily of elements that are generally available to executives, including base salary, annual variable cash compensation, long-term incentive equity awards and broad- based benefits.
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Core Fiscal 2024 Compensation Elements

ELEMENT | PERFORMANCE PERIOD	OBJECTIVE	PERFORMANCE MEASURED / VESTING PROVISIONS
Base Salary | Annual	Recognizes an individual’s role and responsibilities, serves as an important retention vehicle and provides a stable level of fixed compensation.	Base salary is reviewed annually by the Human Capital and Compensation Committee and set based on market competitiveness, individual performance and internal consistency considerations.
Annual Incentive | Annual	Rewards achievement of annual financial objectives using formulaic pre-set goals; also provides for the opportunity to recognize individual performance achievements.	The annual incentive award targets are reviewed annually by the Human Capital and Compensation Committee and set based on the Company’s revenue and adjusted EBITDA targets.
Time-Vested Restricted Stock Units (RSUs) | Long-Term	Aligns the interests of the executives to those of the stockholders and serves as an important retention vehicle.
The 2024 RSU grants generally vest 25% per year over a four-year period, beginning on the first anniversary of the grant date, subject to continued service; unvested awards are generally forfeited upon a separation from service.

Performance-Vested Restricted Stock Units (PSUs) | Long-Term	Aligns the interests of the executives and those of the stockholders, serves as an important retention vehicle and drives significant Company performance.
The 2024 PSU grants generally vest based on the achievement of revenue growth and adjusted EBITDA margin goals measured over a three-year performance period ending December 31, 2026; unvested awards are generally forfeited upon a separation from service.

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Target Pay Mix
To help retain and motivate the NEOs, the Human Capital and Compensation Committee aims to offer compensation that is competitive with our peers and industry through cash (base salaries and annual performance-based incentive awards) and equity (long-term incentive equity awards).
The Human Capital and Compensation Committee does not have a formal policy for allocating total compensation among the various components. Instead, the Human Capital and Compensation Committee uses its judgment, in consultation with the Company’s independent executive compensation consultant, as described below, to establish an appropriate balance of short- and long-term compensation for each NEO. The balance may change from year to year based on corporate strategy and objectives, among other considerations.
As discussed above, in accordance with the terms and conditions set forth in his 2021 equity award agreements, Mr. Ramamurthy’s 2024 target pay mix consisted solely of base salary.
The average pay mix for the other NEOs in fiscal year 2024 was 16% base salary, 8% target annual incentive, and 76% long- term incentive. 84% of such NEOs’ pay was variable and at risk, and 46% was tied to the achievement of pre-set performance goals.
Governance of Our Pay Program
The Human Capital and Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our executive compensation programs:

WHAT WE DO
• Stock ownership guidelines that apply to our executive officers and our directors
• Pay-for-performance philosophy and culture
• Majority of pay is performance-based or variable and not guaranteed
• Monitor dilution and overhang
• Engage an independent compensation consultant
• Independent and experienced Human Capital and Compensation Committee
• Assess risks of our compensation program
• Maintain a clawback policy

WHAT WE DON’T DO
• No hedging of our stock without pre-approval
• No pledging of our stock without pre-approval
• No discounted stock option awards
• No supplemental executive retirement plans
• No excessive perquisites
• No single-trigger accelerated vesting upon a change in control

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Our Executive Compensation Philosophy & Objectives
The overall objective of CCC’s executive compensation program is to support the Company’s business objectives by attracting, retaining and engaging the highest caliber employees, including executive officers. The goals of the Human Capital and Compensation Committee with respect to executive compensation are to:
•	Attract, retain, motivate and reward talented executives;
•	Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of shareholder value; and
•	Align executives’ interests with those of our stockholders through long-term incentives linked to performance.
To achieve these goals, the Company endeavors to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key financial goals that support the Company’s business strategy and align the interests of our executives with those of our stockholders. We believe our executive compensation program as developed and implemented, and as presented in this proxy statement, achieved these objectives for fiscal year 2024 compensation.
GOVERNANCE OF EXECUTIVE COMPENSATION
Role of the Human Capital and Compensation Committee
The Human Capital and Compensation Committee acts on behalf of our Board to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans. The Human Capital and Compensation Committee annually assesses the performance of the Chief Executive Officer and other executives, and, based in part on the recommendations from the Chief Executive Officer (with respect to executives other than himself), and in part on consultation with certain other executives of the Company, approves the compensation of these executives; provided, that in no event does an executive provide any input on his or her own compensation.
Role of Independent Compensation Consultant
The Human Capital and Compensation Committee retained the services of Alpine Rewards, LLC (“Alpine Rewards”) as its independent compensation consultant beginning in November 2023. During fiscal 2024, the Human Capital and Compensation Committee determined that it was appropriate to continue to retain Alpine Rewards due to their focus on the technology sector and high-touch methods to support the Company’s strategy. While Alpine rewards served as the Committee’s independent compensation consultant for the entirety of 2024, some decision making early in 2024 relied upon data and analysis that was provided by Aon plc, the Committee’s prior compensation consultant. In its capacity as independent compensation consultant, Alpine Rewards has advised the Human Capital and Compensation Committee on compensation matters related to the executive and director compensation programs and has assisted the Human Capital and Compensation Committee by, among other things:
•	Providing executive and non-employee director market pay analyses;
•	Reviewing and suggesting changes to the compensation peer group;
•	Developing and refining, including through the provision and use of relevant survey data, executive and employee pay programs and governance practices;
•	Providing general consulting support regarding competitive positioning; and
•	Providing insights regarding potential actions related to our long-term incentive plans.
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The Human Capital and Compensation Committee has the sole authority to engage and terminate the services of Alpine Rewards, as well as to approve its compensation. Alpine Rewards made recommendations to the Human Capital and Compensation Committee but has no authority to make compensation decisions on behalf of the Human Capital and Compensation Committee or the Company. Alpine Rewards reported to the Human Capital and Compensation Committee and had direct access to the chairperson and the other members of the Human Capital and Compensation Committee. Alpine Rewards did not provide any other services to the Company in 2024.
The Human Capital and Compensation Committee conducted a specific review of its relationships with Alpine Rewards in 2024 and determined that its work for the Human Capital and Compensation Committee did not raise any conflicts of interest. Alpine Rewards’ work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC, and Nasdaq (the listing exchange on which the Company’s stock has been traded since December 19, 2022).
Role of Management
To aid the Human Capital and Compensation Committee in its responsibilities, the Chief Executive Officer provides the Human Capital and Compensation Committee with recommendations relating to the performance and achievements, including support of our corporate values, of each of the NEOs (other than himself). The Human Capital and Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other NEOs because he has direct knowledge of the criticality of their work, performance and contributions. The Human Capital and Compensation Committee may consult with the Chief Human Resources Officer regarding pay decisions for other executives. Executives, including the Chief Executive Officer, do not participate in the Human Capital and Compensation Committee’s deliberations or decisions regarding their own compensation.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Human Capital and Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the software and services industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each NEO’s specific expertise and experience.
For 2024, the Human Capital and Compensation Committee believed referencing market data provided by our independent compensation consultant, along with other factors, was important when setting total compensation for the NEOs because competition for executive management is intense in our industry and the retention of a talented leadership team is critical to the Company’s success. However, while referencing the peer group compensation levels is helpful in determining market-competitive compensation for the NEOs, the Human Capital and Compensation Committee does not directly tie any pay elements to particular benchmarks within the peer group; rather, peer data is used as a market-check analysis and is just one factor considered in the annual compensation approval process. Other important considerations include employee knowledge, skills and experience; individual performance; scope of responsibilities; and any retention concerns.
2024 Peer Group
The Human Capital and Compensation Committee, with the assistance of Alpine Rewards, considered several factors in determining the composition of a peer group for purposes of evaluating the 2024 compensation of the NEOs, including, but not limited to:
•	Industry: U.S.-based technology and software companies;
•	Revenue: $450M to $2.5B; and
•	Organizational Complexity: Between 800 and 7,500 employees.
Using these criteria, the twenty (20) companies below were identified by the Human Capital and Compensation Committee and Alpine Rewards as most closely aligned to CCC and make up the Company’s defined peer group for 2024 executive compensation decisions. Our peer group for 2024 executive compensation decisions differs from our peer
CCC | 2024 PROXY STATEMENT	Page 25

group for 2023 executive compensation decisions as follows: (i) Alteryx, ANSYS, Black Knight, and Powerschool were removed from our peer group for 2024 as a result of their ceasing to be publicly traded companies and/or actual or anticipated merger activity; (ii) The Descartes Systems Group was removed from our peer group for 2024 as a result of it being a foreign issuer not meeting the pre-established, objective criteria set forth above; and (iii) Altair Engineering, BlackLine, Informatica and Procore Technologies were added to our peer group for 2024 based on their meeting the pre-established, objective criteria set forth above.
2024 Peer Group
Altair Engineering AppFolio Aspen Technology Bentley Systems BlackLine Confluent Elastic Fair Isaac Corporation Guidewire Software Informatica Manhattan Associates nCino	Pegasystems Procore Technologies PTC, Inc. Q2 Holdings Tyler Technologies Veeva Systems Vertex Workiva

20 Publicly-Traded US Software Companies

Compensation Risk Oversight
Our Human Capital and Compensation Committee has responsibility for establishing the Company’s compensation philosophy and objectives, determining the structure, components, and other elements of its programs, and reviewing and approving the compensation of the NEOs. The Human Capital and Compensation Committee has conducted a risk assessment and has concluded that the Company’s executive compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.
Stockholder Say-on-Frequency and Say-on-Pay Votes
In 2024, we held an advisory vote on the compensation of our NEOs pursuant to the “Say-on-Pay Proposal” at the Company’s 2024 annual meeting of stockholders (the “2024 Say-on-Pay Proposal”), and approximately 68% of the advisory votes cast voted to approve the compensation of our NEOs.
As part of our ongoing shareholder engagement and in response to the results of the 2024 Say-on-Pay Proposal, CCC conducted additional targeted shareholder outreach in 2024 regarding our executive compensation practices. We reached out to our top 10 institutional shareholders at the time of this outreach, not including the Advent Investor. Collectively, this group holds approximately 42% of the shares of our outstanding common stock.
While not all shareholders who were offered a meeting accepted, we gained valuable insights regarding what is important to these shareholders and how they assess executive compensation at portfolio companies. Overall, engaged shareholders expressed confidence in the CEO and the broader management team and general support of our executive compensation practices. Shareholders also commented on the modifications made to certain PSUs in 2023, as described in our proxy statement with respect to fiscal year 2023, and provided opinions with respect to incentive plan metrics that they believe provide significant incentives for management and reward positive stockholder results. While CCC chose not to make any specific plan design changes to our executive compensation practices for fiscal year 2025 at this time, we are committed to continuing to engage with shareholders and to considering feedback when making future design decisions.
Eileen Schloss, the Chair of the Human Capital and Compensation Committee, as well as representatives from CCC leadership in Finance, Legal, and Human Resources, participated in these shareholder meetings.
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The Human Capital and Compensation Committee reviewed and considered the results of this advisory vote, as well as the feedback from our shareholder outreach efforts, when evaluating the compensation of our NEOs in the 2024 fiscal year.
As recommended by our stockholders pursuant to the “Say-on-Frequency Proposal” voted on by the stockholders at the Company’s 2023 annual meeting of the stockholders, the Human Capital and Compensation Committee has determined to hold an advisory vote on the compensation of the NEOs every year.
Pursuant to the “Say-on-Pay Proposal” included in this proxy statement, stockholders will be voting at the Annual Meeting to approve the compensation of our NEOs.
The Human Capital and Compensation Committee will continue to consider the outcome of the “say-on-pay” and “say on frequency” stockholder advisory vote when making compensation decisions regarding our NEOs.
ELEMENTS OF COMPENSATION
Base Salary
Base salaries serve to provide fixed cash compensation to the NEOs for performing their ongoing responsibilities. Base salaries for the NEOs are approved upon joining the Company by the Human Capital and Compensation Committee, and then reviewed and adjusted, as appropriate, by the Human Capital and Compensation Committee on an annual basis, in consultation with our Independent Compensation Consultants and certain other executives of the Company.
Such annual adjustments are based on factors that may include, but are not limited to:
•	Each NEO’s position and specific responsibilities;
•	Individual performance;
•	Level of experience;
•	Achievement of corporate and strategic goals; and
•	A review of competitive salary and total compensation market data for comparable positions at peer companies.
The Human Capital and Compensation Committee does not apply any specific formulas to determine increases in base salaries for NEOs, but instead makes an annual evaluation of the factors listed above. Increases in base salary, if any, typically take effect in March of each calendar year.
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The Human Capital and Compensation Committee reviewed the NEO’s annual base salaries based on the considerations outlined above. Based on this review, in March 2024 the Human Capital and Compensation Committee made merit-based increases to the base salaries of the NEOs as follows:
NEO Base Salaries and 2024 Increases1

GITHESH RAMAMURTHY	BRIAN HERB	JOHN GOODSON	MARC FREDMAN[2]	MIKE SILVA
$875,000 2023	$612,726 2023	$515,000 2023	$384,943 2023	$459,000 2023
$910,000 2024	$637,235 2024	$535,600 2024	$400,341 2024	$477,360 2024

1 Base salary increases were effective in March of the applicable fiscal year.
2 Mr. Fredman became a NEO for the first time in 2024.
Annual Incentive Plan (AIP)
In fiscal year 2024, each of the NEOs, other than Mr. Ramamurthy, were provided short-term, performance-based annual incentives pursuant to the 2024 AIP. The Company believes that such annual incentives, among other things:
•	Align interests of the Company, executives and investors;
•	Enable the Company to achieve and exceed financial goals;
•	Attract and retain the top talent in the industry; and
•	Recognize and reward individuals for contributing to the Company’s success.
2024 Annual Incentive Plan Opportunities
Each of the NEOs, other than Mr. Ramamurthy, participated in the 2024 AIP. The NEOs that participated in the 2024 AIP had an established annual incentive target, which was equal to a percentage of their actual earned base salary for fiscal year 2024. The actual earned 2024 AIP payout, if any, was calculated based on a combination of Company and individual performance.
For fiscal year 2024, the NEOs, other than Mr. Ramamurthy, had the following annual incentive target opportunities under the 2024 AIP.

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2024 Annual Incentive Plan Targets and Awards
In February 2024, the Human Capital and Compensation Committee established the Company performance metrics for the 2024 AIP—revenue (weighted 60%) and adjusted EBITDA (weighted 40%). These metrics were selected because they align with the way in which the investment community evaluates the Company’s performance and because these metrics were among the most important factors in increasing stockholder value in fiscal year 2024. This weighting was in line with the fiscal year 2023 AIP plan design. The threshold and target levels, as approved, the actual achievement for 2024, and the resulting payouts on these metrics are set forth below (interpolation is used for achievement between threshold and target, as well as for above target up to a maximum payout cap of 200%).

METRIC	WEIGHTING	THRESHOLD (30% PAYOUT) $M	TARGET (100% PAYOUT) $M	MAXIMUM (200% PAYOUT) $M	Actual Achievement $M
Revenue[1]		$919.7	$952.4	$1,045.3	$938.0
Adjusted EBITDA[1]		$414.7	$438.9	$490.3	$423.1
Total		–	–

1 For the purposes of the 2024 AIP, revenue is calculated as the Company’s total annual revenues excluding China, and adjusted EBITDA is calculated excluding China and is further adjusted to remove the impact of bonuses paid.
The Human Capital and Compensation Committee established the performance goals in consideration of our annual operating plan, financial guidance provided to the public markets and other factors.
As shown in the table above, in fiscal year 2024 the Company achieved revenue (as described above) of $938.0M and adjusted EBITDA (as described above) of $423.1M, resulting in Company performance at 74.8% of target.
The 2024 AIP plan design also provided for an individual performance multiplier to be applied based on the individual performance of each executive. Mr. Herb was awarded a 100% individual performance multiplier based on his leadership resulting in the continued financial performance of CCC; Mr. Fredman was awarded a 100% individual performance multiplier based on his instrumental role in the evaluation, diligence, and negotiation of the Company’s acquisition of EvolutionIQ; and Mr. Goodson was awarded a 100% individual performance multiplier for the launch of several new and enhanced product offerings in 2024.
Mr. Silva departed from the Company on December 31, 2024, prior to the certification and payment of the awards under the 2024 AIP, and therefore, per the terms of the 2024 AIP, he was not eligible to receive an award under the 2024 AIP.
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Following the application of the individual performance multipliers set forth above, the Human Capital and Compensation Committee certified the 2024 AIP awards set forth in the table below for each NEO, other than for (i) Mr. Ramamurthy, who did not participate in the 2024 AIP, and (ii) Mr. Silva, who departed from the Company on December 31, 2024 prior to the certification and payment of the awards under the 2024 AIP, and therefore, per the terms of the 2024 AIP he was not eligible to receive an award under the 2024 AIP.

	OPPORTUNITY			ACTUAL
NEO	2024 AIP SALARY BASIS (SALARY EARNED)	ANNUAL INCENTIVE TARGET (AS % OF SALARY EARNED)	2024 AIP TARGET AMOUNT	PERFORMANCE MULTIPLIERS		2024 AIP AWARD PAID	AS A % OF TARGET
				COMPANY	INDIVIDUAL
Githesh Ramamurthy	$902,732	N/A	N/A	N/A	N/A	N/A	N/A
Brian Herb	$632,146		$316,073			$236,423
John Goodson	$531,322		$265,661			$198,715
Marc Fredman	$397,143		$198,572			$148,532
Mike Silva	$473,548		$236,774	N/A	N/A	N/A	N/A

Equity-Based Compensation
A significant portion of executive pay is delivered as long-term incentive equity awards, which are designed to align the NEO’s interests with stockholder interests, promote retention through the reward of long-term Company performance, and encourage ownership in the Company.
The Company’s shareholders previously approved the Equity Plan, which provides for grants of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash-based awards. The Human Capital and Compensation Committee has been appointed as the “Administrator” of the Equity Plan. As permitted under the Equity Plan, the authority to grant and amend certain awards has been delegated to a committee of certain members of our management team.
Equity Award Granting Practices
Stock options were eliminated from the mix of awards granted to all of our employees in 2021. The Human Capital and Compensation Committee generally reviews and approves the annual compensation for our NEOs in the first quarter of the applicable fiscal year, and grants our NEOs annual equity awards in March of such fiscal year. We intend to continue to follow this equity award grant timing for future fiscal years.
We do not take material non-public information (“MNPI”) into account when determining the timing and terms of equity awards, and we have never had a practice of doing so. We have never timed, and do not plan to time, the release of MNPI for the purpose of affecting the value of executive compensation. Further, our equity award accounting complies with U.S. GAAP and is transparently disclosed in our applicable SEC filings.
As noted above, our general approach is to grant equity awards on fixed dates determined in advance, although there are occasions when grants are made on other dates, such as for new hires, mid-year promotions, and other periodic recognition or special incentive events, as well as in connection with acquisitions. All required approvals are obtained in
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advance of, or on, the actual grant date. Annual equity grants to NEOs are typically approved during the Company-wide performance review period during the first quarter of the applicable fiscal year. The timing of annual equity award grants to NEOs is not coordinated in a manner that intentionally benefits such NEOs.
2024 Equity Grants
During fiscal year 2024, the Company granted equity awards in the form of RSUs and PSUs. RSUs serve as an important retention vehicle and align the interests of management and stockholders while being less dilutive than stock options. PSUs encourage retention, aligning the interests of management and stockholders, and incentivize strong financial and market performance.
The Human Capital and Compensation Committee determines the size of annual equity grants according to each NEO’s position. To do so, the Human Capital and Compensation Committee generally references the market data of peer group companies as provided by our Independent Compensation Consultants, and takes into consideration each NEO’s recent performance history, his or her potential for future responsibility and criticality of his or her work to the long-term success of the Company. The Human Capital and Compensation Committee has the discretion to give relative weight to each of these factors as it sets the size of the annual equity grant to appropriately create an opportunity for reward based on increasing stockholder value.
Our NEOs, other than Mr. Ramamurthy, each received annual grants of RSUs and PSUs in fiscal year 2024. PSUs awarded to each such NEO represented 50% of their total annual equity grant, with the other 50% of their total annual equity grant awarded in the form of RSUs. The following annual equity grants were awarded to our NEOs, other than Mr. Ramamurthy, in 2024:

NAMED EXECUTIVE OFFICER	RSUs	PSUs
Githesh Ramamurthy	–	–
Brian Herb	135,022	135,022
John Goodson	101,266	101,266
Marc Fredman	78,060	78,060
Mike Silva	113,925	113,925

2024 Performance-Based Equity Awards
The PSUs granted to each of our NEOs in fiscal year 2024 (other than Mr. Ramamurthy) as a component of their annual equity award may be earned and vest upon the achievement of goals for two performance metrics measured during the three-year performance period ending December 31, 2026. 50% of such 2024 PSUs are subject to performance goals relating to the Company’s compounded average revenue growth rate (“CAGR”), and 50% of such 2024 PSUs are subject to performance goals relating to the Company’s adjusted EBITDA margin. Each of the revenue CAGR-based PSUs and the adjusted EBITDA margin-based PSUs may, separately, be earned and vest at a rate between 50% and 200% of the target PSUs granted, based on linear interpolation between a threshold and maximum achievement level of the applicable performance goal. For each of the revenue CAGR-based PSUs and the adjusted EBITDA margin-based PSUs, if the Company does not meet the applicable threshold level of performance there is no payout for the respective PSU. For further information on the grants of equity awards made to our NEOs during fiscal year 2024, see the “Fiscal Year 2024 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2024 Fiscal-Year End” tables below.
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Vesting and Distribution of 2022 Revenue CAGR-Based PSUs and 2021 TSR-Based PSUs.
In the first quarter of fiscal year 2025, the Human Capital and Compensation Committee certified the achievement of the performance conditions of (i) revenue CAGR-based PSUs granted in fiscal year 2022 which were subject to performance goals relating to the Company’s revenue CAGR and a minimum adjusted EBITDA margin (as described in more detail in our proxy statement with respect to fiscal year 2022) and (ii) the total shareholder return (“TSR”)-based PSUs granted in fiscal year 2021 and modified in fiscal year 2023 which were subject to performance goals relating to the relative TSR of the Company during the performance period from August 2, 2021 through December 31, 2024, as compared to the other companies comprising the Russel 3000 index as of August 2, 2021, and a maximum payout level of 100% (as described in more detail in our proxy statement with respect to fiscal year 2023). The Human Capital and Compensation Committee certified, based on the audited financial results of the Company, a payout level of 85.61% for the 2022 revenue CAGR-based PSUs and certified, based on the report of an independent financial advisor engaged by the Company for such purpose, a payout level of 100% for the 2021 TSR-based PSUs. As a result of the certification and vesting of the 2022 revenue CAGR-based PSUs and the 2021 TSR-based PSUs, in each case, which occurred on February 27, 2025, shares of our common stock were distributed to the NEOs as follows:

NAMED EXECUTIVE OFFICER	Shares of Common Stock Issued based on 2022 Revenue CAGR-Based PSUs[1]	Shares of Common Stock Issued based on 2021 TSR-Based PSUs[1]
Githesh Ramamurthy[2]	–	4,800,000
Brian Herb	60,689	75,000
John Goodson	35,402	43,750
Marc Fredman	30,345	30,000
Mike Silva[3]	74,661	–

1 Does not reflect the withholding of shares otherwise deliverable to satisfy the NEO’s and the Company’s tax withholding obligations.
2 Mr. Ramamurthy did not receive a grant of revenue CAGR-based PSUs in 2022.
3 Mr. Silva did not receive a grant of TSR-based PSUs in 2021.
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ADDITIONAL COMPENSATION POLICIES & PRACTICES
Stock Ownership Guidelines
To help achieve the compensation objective of linking interests of the Company’s stockholders with those of the Company’s executive officers and directors, the Company adopted stock ownership guidelines effective as of January 1, 2023, covering its executive officers, including the 2024 NEOs, and non-employee members of the Board. The guidelines provide that each such officer or director own and hold shares of our stock with a value equal to a certain multiple of their annual base salary or, in the case of non-employee members of the Board, his or her annual cash fees, multiplied by the applicable multiplier described below. Only shares held outright will be counted toward satisfaction of these guidelines. Each covered individual is expected to meet his or her applicable ownership level within five years of implementation of the guidelines or, if later, within five years of becoming a covered individual.

POSITION	MULTIPLE
Chief Executive Officer	6x Annual Base Salary
Chief Financial Officer	3x Annual Base Salary
All Other Section 16 Executive Officers	2x Annual Base Salary
Non-Employee Directors	3x Annual Cash Fees

Anti-Hedging & Pledging Policies
The Company has adopted an Insider Trading Policy that is reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. Under the Company’s Insider Trading Policy, directors and executive officers, as well as other employees, are prohibited from engaging in the following activities with respect to the capital stock of the Company without prior clearance from the Chief Legal Officer:
•
Hedging their interest in Company securities through any transaction designed to offset declines in the market value of Company securities, including puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds (excluding broad-based index funds); and

•	Pledging any shares of our Company securities as collateral for indebtedness, including such securities in a margin account.
The Company’s Insider Trading Policy is available as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2024.
Clawback Policy
The Human Capital and Compensation Committee adopted a Clawback Policy that complies with Nasdaq’s clawback listing standards, Section 10D of the Exchange Act and the rules promulgated thereunder (the “Clawback Policy”). In the event that we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation “received” (as defined in Section 10D of the Exchange Act) by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Human Capital and Compensation Committee in accordance with Section 10D of the Exchange Act and the Nasdaq listing standards, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Human Capital and Compensation Committee.
Incentive-based compensation subject to the Clawback Policy includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the
CCC | 2024 PROXY STATEMENT	Page 33

excess of the incentive-based compensation “received” based on the erroneous data over the incentive-based compensation that would have been “received” had it been based on the restated results and is computed without regard to any taxes paid. The Clawback Policy will only apply to incentive-based compensation “received” on or after the effective date of Nasdaq Listing Rule 5608.
The Clawback Policy is available as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2023.
Employment Agreements and Severance & Change-in-Control Benefits
The Company has entered into written employment agreements with each of our NEOs that set forth the terms of their employment, including initial base salaries, eligibility to participate in our annual incentive plans and severance benefits, and also subjects the NEOs to standard restrictive covenants. See the sections below titled “Narrative Disclosure to the Fiscal Year 2024 Summary Compensation Table and Fiscal Year 2024 Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control” for further details regarding the NEOs’ employment agreements.
Broad-Based Benefits
The Company offers a comprehensive array of benefits to its employees, including the NEOs. Benefit programs include a variety of health insurance plans, a 401(k) plan with matching contributions at board-approved levels, and an individual supplemental disability plan. These benefits are offered to all eligible employees, including the NEOs, to attract and retain employees. The Company does not offer defined benefit pension or other supplementary retirement benefits to employees. The Company also provides modest health club/wellness and parking benefits to certain NEOs, as detailed in the “Fiscal Year 2024 Summary Compensation Table” below. Our health club/wellness benefits are provided more broadly within the organization.
As part of the Company’s overall compensation program all full-time employees in the U.S., including the NEOs, have the opportunity to participate in a defined contribution 401(k) plan. The Company’s 401(k) plan is intended to qualify under Section 401 of the Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Effective as of July 1, 2024, the Company’s 401(k) plan provides for a matching contribution by the Company in an amount equal to fifty cents ($0.50) for each dollar ($1.00) contributed by the participant, up to 8% of the participant’s salary, subject to limitations imposed by the Internal Revenue Service. Prior to July 1, 2024, the Company’s 401(k) plan provided for a matching contribution by the Company in an amount equal to fifty cents ($0.50) for each dollar ($1.00) contributed by the participant, up to 6% of the participant’s salary, subject to limitations imposed by the Internal Revenue Service. Matching contributions for the NEOs for fiscal year 2024 are outlined in the footnotes to the “Fiscal Year 2024Summary Compensation Table” below.
Executive Financial Planning Support and Executive Physicals
In addition to our broad-based benefits set forth above, our executive leadership team, which includes the NEOs, is also eligible to participate in Company provided financial planning and advisory support through The Ayco Company, L.P. (“Goldman Sachs Ayco”) and an executive physical program through MDVIP, Inc. (“MDVIP”).
Goldman Sachs Ayco provides guidance to the executive across several key financial planning disciplines including, but not limited to, benefits and compensation, retirement, investments, and estate and tax planning.
MDVIP provides a comprehensive executive physical with a participating physician of the executive’s choosing that goes beyond the traditional annual physical.
These executive perquisites, while modest, protect the interests of the Company and assist with attracting and retaining key talent amongst the Company’s executive leadership team. See the “Fiscal Year 2024 Summary Compensation Table” below for the value of these executive perquisite as received by our NEOs in 2024.
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ACCOUNTING IMPLICATIONS OF EXECUTIVE COMPENSATION
Accounting for Stock-Based Compensation
In addition to considering the tax consequences, the Human Capital and Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity- based awards, in determining the size and form of different equity-based awards.
The Company follows the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), for share-based payment arrangements. FASB ASC Topic 718 requires the Company to measure the compensation expense for all share-based payment arrangements, which include the equity-based awards made by the Company and described elsewhere in this Proxy, based on the grant date “fair value,” or incremental “fair value” on a modification date, as applicable, of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
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REPORT OF THE HUMAN CAPITAL AND COMPENSATION COMMITTEE
This report of the Human Capital and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Human Capital and Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Human Capital and Compensation Committee
Eileen Schloss, Chair
William Ingram
Eric Wei
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SECTION 07
EXECUTIVE AND DIRECTOR COMPENSATION
FISCAL YEAR 2024 EXECUTIVE COMPENSATION TABULAR DISCLOSURES
Fiscal Year 2024 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid to, our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022.

NAME	YEAR	SALARY[1]	BONUS[2]	STOCK AWARDS[3]	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION[4]	ALL OTHER COMPENSATION[5]	TOTAL
Githesh Ramamurthy Chairman of the Board and CEO	2024	$901,923	–	–	–	–	$44,365	$946,288
	2023	$867,860	–	$53,664,000	–	–	$17,626	$54,549,486
	2022	$836,568	–	–	–	–	$12,207	$848,775
Brian Herb EVP, Chief Financial and Administrative Officer	2024	$631,580	–	$3,200,021	–	$236,423	$28,839	$4,096,863
	2023	$607,288	–	$4,704,753	–	$312,994	$16,383	$5,641,417
	2022	$583,931	–	$2,775,995	–	$334,230	$12,207	$3,706,363
John Goodson[6] EVP, Chief Product and Technology Officer	2024	$530,846	–	$2,400,004	–	$198,715	$20,524	$3,150,089
	2023	$514,496	–	$3,244,449	–	$265,188	$18,223	$4,042,356
	2022	$484,462	$27,731	$1,619,337	–	$277,295	$13,293	$2,422,118
Marc Fredman[7] SVP, Chief Strategy Officer	2024	$396,788	–	$1,850,022	–	$148,532	$27,730	$2,423,072
Michael Silva[8] EVP, Chief Commercial and Customer Success Officer	2024	$473,123	–	$2,700,023	–	-	$103,208	$3,275,354
	2023	$456,923	–	$3,565,698	–	$235,407	$85,417	$4,342,445
	2022	$86,539	$250,000	$2,147,103	–	$128,700	$13,377	$2,625,719

1 Amounts in this column represent the base salary earned by each NEO with respect to each applicable fiscal year.
2 Amounts in this column represent:(i) with respect to Mr. Goodson, the discretionary portion of the 2022 AIP Bonus earned with respect to fiscal year 2022; and (ii) with respect to Mr. Silva, a sign-on cash bonus paid in fiscal year 2022.
3 Amounts in this column represent the aggregate grant date fair value of stock awards granted to the NEOs, computed in accordance with FASB ASC Topic 718. The grant date fair value for the awards of RSUs and PSUs that are not subject to a market condition granted to certain of our NEOs in fiscal years 2022, 2023 and 2024 was calculated using the closing market price of our common stock on the grant date. The grant date fair value for the awards of PSUs that are subject to a market condition granted to certain of our NEOs in fiscal years 2021 and 2022 was based on a Monte Carlo valuation analysis on the probable outcome of the achievement of the performance conditions. Assuming maximum performance of the PSUs that are not subject to a market condition granted to certain of our NEOs in fiscal year 2024, the grant date fair value included in the table above would increase for Mr. Herb, Mr. Goodson, Mr. Fredman, and Mr. Silva by approximately $1,600,000, $1,200,000, $925,000, and $1,350,000, respectively. For additional information on the valuation assumptions for these awards, see Note 20 (Stock Incentive Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2024.
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For fiscal year 2023, amounts in this column represent (i) for Mr. Ramamurthy, the increase in the value of his 2021 TSR-based PSUs as a result of their modification on December 14, 2023, as described in the section of the Company’s 2023 Proxy Report titled “Modification of 2021 and 2022 PSU Awards”, and (ii) for our other NEOs, (x) the grant date fair value of stock awards granted to them in fiscal year 2023, plus (y) the increase in the value of their 2021 and/or 2022 TSR-based PSUs as a result of their modification on December 14, 2023 as described in the section of the Company’s 2023 Proxy Report titled “Modification of 2021 and 2022 PSU Awards”. Mr. Ramamurthy was not granted any new stock awards in fiscal year 2024. See the table below entitled “Fiscal Year 2024 Grants of Plan Based Awards” for additional information concerning the stock awards granted to our NEOs (other than Mr. Ramamurthy) in fiscal year 2024.
In connection with Mr. Silva’s departure from the Company, effective December 31, 2024, pursuant to the Silva Separation Agreement (as defined below), certain stock awards granted to Mr. Silva in 2023 and 2024 were immediately forfeited, with the grant date fair value of such forfeited 2023 awards equal to approximately $625,001; and the grant date fair value of such forfeited 2024 awards equal to approximately $2,362,523.
4 Amounts in this column represent, for fiscal year 2024, performance-based annual cash incentive bonuses earned by certain of our NEOs in fiscal year 2024 under the 2024 AIP and paid in the subsequent fiscal year, as further described in the section above titled “Compensation Discussion and Analysis – Annual Incentive Plan (AIP).” Mr. Silva departed from the Company on December 31, 2024, prior to the certification and payment of the awards under the 2024 AIP, and therefore, per the terms of the 2024 AIP, he was not eligible to receive an award under the 2024 AIP. Amounts in this column represent, for fiscal years 2023 and 2022, performance-based annual cash incentive bonuses earned by certain of our NEOs in the applicable fiscal year under the Company’s then-current annual incentive plan and paid in the subsequent fiscal year.
5The amounts in this column are comprised, for fiscal year 2024, of the following:

NAME	INDIVIDUAL HEALTH/ SUPP. INSURANCE PREMIUMS	401(K) MATCH	HQ PARKING REIMB.	HQ PARKING GROSS UP	CONNECTIVITY STIPEND	OTHER*	OTHER GROSS UP+	EXEC. FINANCIAL PLANNING	TOTAL
Githesh Ramamurthy	$5,100	$12,075	$1,020	$662	$480	$–	$–	$25,028	$44,365
Brian Herb	$887	$12,075	$1,020	$811	$480	$2,066	$1,643	$9,858	$28,839
John Goodson	$6,148	$12,075	$1,020	$800	$480	$–	$–	$–	$20,524
Marc Fredman	$3,635	$12,075	$1,020	$662	$480	$–	$–	$9,858	$27,730
Michael Silva	$–	$12,075	$1,020	$575	$480	$49,387	$27,841	$11,830	$103,208

* For Mr. Herb, represents Health Club benefit and for Mr. Silva, represents (i) $8,587 Chairman's Club benefit and (ii) $40,800 Housing Allowance.
† For Mr. Herb, represents gross up on Health Club benefit and for Mr. Silva, represents (i) $4,841 gross up on Chairman's Club benefit and (ii) $23,000 gross up on Housing Allowance.
6 During fiscal year 2022, Mr. Goodson served as the Company’s SVP, Chief Technology Officer. Mr. Goodson was promoted to the Company’s EVP, Chief Product and Technology Officer effective as of January 5, 2023. Mr. Goodson was a NEO for the first time in fiscal year 2022.
7 Mr. Fredman was a NEO for the first time in fiscal year 2024.
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8 On October 17, 2022, Mr. Silva was hired as the Company’s EVP, Chief Commercial and Customer Success Officer, effective as of such date and Mr. Silva was a NEO for the first time in fiscal year 2022. Effective as of December 31, 2024, the Company eliminated the role of Chief Commercial and Customer Success Officer and, in connection therewith, Mr. Silva’s employment with the Company was terminated. In connection with such termination, pursuant to the Silva Separation Agreement, Mr. Silva received the following separation payments and benefits, subject to and conditioned upon Mr. Silva’s execution and non-revocation of a release of claims and his continued compliance with respective covenants: (i) a cash payment equal to $477,360, payable during the twelve-month period following his termination; (ii) a lump sum cash payment equal to $162,302, payable on the next available pay date following the effective date of the release; and (iii) subject to Mr. Silva’s timely election of continued health coverage under COBRA, the Company will pay the employer portion of Mr. Silva’s COBRA premiums during the twelve-month period following his termination (valued at approximately $17,612). In addition, in connection with such termination, Mr. Silva received certain equity treatment pursuant to the Silva Separation Agreement. Please see the section below titled “Potential Payments upon Termination or Change in Control” for additional information concerning the Silva Separation Agreement.
Fiscal Year 2024 Grants of Plan Based Awards
This table sets forth certain information regarding plan-based awards granted to certain of our NEOs in fiscal year 2024.

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[1]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[2]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS[3]	GRANT DATE FAIR VALUE OF STOCK & OPTION AWARDS[4]
		THRESHOLD	TARGET	MAXIMUM	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Githesh Ramamurthy Chairman of the Board and CEO	–	–	–	–	–	–	–	–	–
Brian Herb EVP, Chief Financial and Administrative Officer	–	$94,737	$315,790	$631,580	–	–	–	–	$–
	3/6/2024	$–	$–	$–	33,756	67,511	135,022	–	$800,005
	3/6/2024	$–	$–	$–	33,756	67,511	135,022	–	$800,005
	3/6/2024	$–	$–	$–	–	–	–	135,022	$1,600,011
John Goodson EVP, Chief Product and Technology Officer	–	$79,627	$265,423	$530,846	–	–	–	–	$–
	3/6/2024	$–	$–	$–	25,317	50,633	101,266	–	$600,001
	3/6/2024	$–	$–	$–	25,317	50,633	101,266	–	$600,001
	3/6/2024	$–	$–	$–	–	–	–	101,266	$1,200,002
Marc Fredman SVP, Chief Strategy Officer	–	$59,518	$198,394	$396,788	–	–	–	–	$–
	3/6/2024	$–	$–	$–	19,515	39,030	78,060	–	$462,506
	3/6/2024	$–	$–	$–	19,515	39,030	78,060	–	$462,506
	3/6/2024	$–	$–	$–	–	–	–	78,060	$925,011
Michael Silva[5] EVP, Chief Commercial and Customer Success Officer	–	$70,968	$236,562	$473,123	–	–	–	–	$–
	3/6/2024	$–	$–	$–	28,482	56,963	113,926	–	$675,012
	3/6/2024	$–	$–	$–	28,481	56,962	113,924	–	$675,000
	3/6/2024	$–	$–	$–	–	–	–	113,925	$1,350,011

1 Amounts in this column represent performance-based annual cash incentive awards granted to certain of our NEOs under the 2024 AIP and paid in the subsequent fiscal year, as further described in the section above titled “Compensation Discussion and Analysis - Annual Incentive Plan (AIP).” The threshold payout presented in this column represents 30% of the applicable NEO’s target cash incentive award under the 2024 AIP, which constitutes the threshold level of company performance required for any amounts to be paid pursuant to the 2024 AIP. However, each applicable NEO’s actual threshold payout could be less than such 30% amount if such NEO’s individual performance multiplier under the 2024 AIP is less than 100%. The 2024 AIP provide for a maximum payout of 200% of the target cash incentive award.
2 Amounts in this column represent awards of PSUs granted to certain of our NEOs under the Equity Plan in fiscal year 2024.
CCC | 2024 PROXY STATEMENT	Page 39

3 Amounts in this column represent awards of RSUs granted to certain of our NEOs under the Equity Plan in fiscal year 2024.
4 Amounts in this column reflect the grant date fair value of the awards of PSUs and RSUs, as applicable, granted to certain of our NEOs under the Equity Plan in fiscal year 2024, computed in accordance with FASB ASC Topic 718.
5 Effective as of December 31, 2024, the Company eliminated the role of Chief Commercial and Customer Success Officer and, in connection therewith, Mr. Silva’s employment with the Company was terminated. Mr. Silva departed from the Company on December 31, 2024, prior to the certification and payment of the awards under the 2024 AIP, and therefore, per the terms of the 2024 AIP, he was not eligible to receive an award under the 2024 AIP. In connection with Mr. Silva’s departure from the Company, effective December 31, 2024,pursuant to the Silva Separation Agreement, certain stock awards granted to Mr. Silva in 2023 and 2024 were immediately forfeited, with the value of such forfeited 2023 awards equal to approximately $625,001; and the value of such forfeited 2024 awards equal to approximately $2,362,523.
Narrative Disclosure to the Fiscal Year 2024 Summary Compensation Table and Fiscal Year 2024 Grants of Plan-Based Awards Table
Employment Agreements
We have entered into employment agreements with each of our NEOs which are summarized below.
GITHESH RAMAMURTHY
In April 2017, we entered into an employment agreement with Mr. Ramamurthy to serve as our Chief Executive Officer and Chairman of the Board. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $721,092 ($910,000 as of March 2024), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 100% of base salary.
Under his employment agreement, Mr. Ramamurthy is subject to certain restrictive covenants, including (i) non- competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 24 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Mr. Ramamurthy’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.
BRIAN HERB
In January 2020, we entered into an employment agreement with Mr. Herb to serve as our Executive Vice President, Chief Financial Officer and Chief Administrative Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $550,000 ($637,235 as of March 2024), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary.
Under his employment agreement, Mr. Herb is subject to certain restrictive covenants, including (i) non-competition, non- solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Mr. Herb’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.
CCC | 2024 PROXY STATEMENT	Page 40

JOHN GOODSON
In August 2021, we entered into an employment agreement with Mr. Goodson to serve as our Senior Vice President, Chief Technology Officer. On January 5, 2023, Mr. Goodson was promoted to Executive Vice President, Chief Product and Technology Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $470,000 ($535,600 as of March 2024), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary.
Under his employment agreement, Mr. Goodson is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Mr. Goodson’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.
MARC FREDMAN
In April 2017, we entered into an employment agreement with Mr. Fredman to serve as our Senior Vice President, Corporate Strategy and Development. On February 3, 2021, Mr. Fredman was promoted to Senior Vice President, Chief Strategy Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $301,467 ($400,341 as of March 2024), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary.
Under his employment agreement, Mr. Fredman is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Mr. Fredman’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.
MICHAEL SILVA
In October 2022, we entered into an employment agreement with Mr. Silva to serve as our Executive Vice President, Chief Commercial and Customer Success Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $450,000 ($477,360 as of March 2024), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 25% of base salary for 2022 and 50% of base salary for each year thereafter. The employment agreement also provided for a sign-on cash bonus of $250,000. Pursuant to the employment agreement, in the event Mr. Silva elects to relocate to Illinois, the Company will provide Mr. Silva with the following relocation benefits: (i) a mover to move his personal belongings to Illinois, including one car; (ii) reasonable travel between his New York home and Illinois, in line with Company travel policies; (iii) the services of the Company’s relocation department to provide corporate housing; (iv) temporary corporate housing not to exceed a total of $42,000; (v) reimbursement of customary closing costs on Mr. Silva’s New York home and a new home in Illinois; and (vi) IRS-related gross-up of all relocation-related costs that are considered compensation. Relocation benefits must be used within the one-year period after Mr. Silva’s start date. If Mr. Silva voluntarily resigns from the Company within 18 months after his start date, he must reimburse the Company for all reimbursed relocation costs and gross-up amounts.
CCC | 2024 PROXY STATEMENT	Page 41

Under his employment agreement, Mr. Silva is subject to certain restrictive covenants, including (i) non-competition, non- solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
On December 31, 2024 we entered into a separation agreement with Mr. Silva (the “Silva Separation Agreement”), which is described further in the “Potential Payments Upon Termination or Change in Control” section below.
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information regarding outstanding equity-based awards held by the NEOs as of December 31, 2024.

NAME	DATE	OPTION AWARDS[1]				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2]	EQUITY INCENTIVE PLAN AWARDS:
								NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[2]
Githesh Ramamurthy Chairman of the Board and CEO	07/10/2017[3]	9,365,143	–	$2.50	7/10/2027	–	$–	–	$–
	07/10/2017[4]	3,365,143	–	$2.50	7/10/2027	–	$–	–	$–
	01/13/2021[5]	442,034	–	$8.58	1/13/2031	–	$–	–	$–
	10/21/2021[6]	–	–	$–	–	600,000	$7,038,000	–	$–
	10/21/2021[7]	–	–	$–	–	–	$–	4,800,000	$56,304,000
Brian Herb EVP, Chief Financial and Administrative Officer	04/01/2020[3]	442,715	110,679	$4.05	4/1/2030	–	$–	–	$–
	04/01/2020[4]	553,394	–	$4.05	4/1/2030	–	$–	–	$–
	10/21/2021[6]	–	–	$–	–	37,500	$439,875	–	$–
	10/21/2021[7]	–	–	$–	–	–	$–	75,000	$879,750
	03/23/2022[6]	–	–	$–	–	70,889	$831,528	–	$–
	03/23/2022[7]	–	–	$–	–	–	$–	70,888	$831,516
	03/23/2022[8]	–	–	$–	–	–	$–	60,689	$711,882
	03/06/2023[6]	–	–	$–	–	126,690	$1,486,074	–	$–
	03/06/2023[9]	–	–	$–	–	–	$–	84,460	$990,716
	03/06/2023[10]	–	–	$–	–	–	$–	84,459	$990,704
	03/06/2024[6]	–	–	$–	–	135,022	$1,583,808	–	$–
	03/06/2024[9]	–	–	$–	–	–	$–	67,511	$791,904
	03/06/2024[10]	–	–	$–	–	–	$–	67,511	$791,904
John Goodson EVP, Chief Product and Technology Officer	09/24/2020[3]	164,330	51,083	$4.05	9/24/2030	–	$–	–	$–
	09/24/2020[4]	255,413	–	$4.05	9/24/2030	–	$–	–	$–
	10/21/2021[6]	–	–	$–	–	21,875	$256,594	–	$–
	10/21/2021[7]	–	–	$–	–	–	$–	43,750	$513,188
	03/23/2022[6]	–	–	$–	–	41,352	$485,059	–	$–
	03/23/2022[7]	–	–	$–	–	–	$–	41,351	$485,047
	03/23/2022[8]	–	–	$–	–	–	$–	35,402	$415,265
	03/06/2023[6]	–	–	$–	–	95,018	$1,114,561	–	$–
	03/06/2023[9]	–	–	$–	–	–	$–	63,345	$743,037
	03/06/2023[10]	–	–	$–	–	–	$–	63,345	$743,037
	03/06/2024[6]	–	–	$–	–	101,266	$1,187,850	–	$–
	03/06/2024[9]	–	–	$–	–	–	$–	50,633	$593,925
	03/06/2024[10]	–	–	$–	–	–	$–	50,633	$593,925

CCC | 2024 PROXY STATEMENT	Page 42

NAME	DATE	OPTION AWARDS[1]				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2]	EQUITY INCENTIVE PLAN AWARDS:
								NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[2]
Marc Fredman SVP, Chief Strategy Officer	01/13/2021[3]	255,412	170,276	$8.58	1/13/2030	–	$–	–	$–
	10/21/2021[6]	–	–	$–	–	15,000	$175,950	–	$–
	10/21/2021[7]	–	–	$–	–	–	$–	30,000	$351,900
	03/23/2022[6]	–	–	$–	–	35,445	$415,770	–	$–
	03/23/2022[7]	–	–	$–	–	–	$–	35,443	$415,746
	03/23/2022[8]	–	–	$–	–	–	$–	30,345	$355,947
	03/06/2023[6]	–	–	$–	–	73,903	$866,882	–	$–
	03/06/2023[9]	–	–	$–	–	–	$–	49,269	$577,925
	03/06/2023[10]	–	–	$–	–	–	$–	49,268	$577,914
	03/06/2024[6]	–	–	$–	–	78,060	$915,644	–	$–
	03/06/2024[9]	–	–	$–	–	–	$–	39,030	$457,822
	03/06/2024[10]	–	–	$–	–	–	$–	39,030	$457,822
Michael Silva[11] EVP, Chief Commercial and Customer Success Officer	10/19/2022[7]	–	–	$–	–	–	$–	87,209	$1,022,962
	10/19/2022[8]	–	–	$–	–	–	$–	74,661	$875,774
	03/06/2023[6]	–	–	$–	–	35,192	$412,802	–	$–
	03/06/2023[9]	–	–	$–	–	–	$–	70,383	$825,593
	03/06/2023[10]	–	–	$–	–	–	$–	70,383	$825,593
	03/06/2024[6]	–	–	$–	–	28,481	$334,082	–	$–

1 In connection with the business combination, each option granted under the Cypress Holdings’ 2017 Stock Option Plan (the “2017 Option Plan”) to purchase shares of Cypress Holdings’ stock was assumed by the Company and converted into an option under the Equity Plan to purchase a specified number of shares of our common stock, based on the exchange ratio of 1:340.5507, rounded down to the nearest whole number of shares. For more information on this conversion of equity awards, see Note 3 to our Consolidated Financial Statements in the Annual Report on Form 10-K for the year-ended December 31, 2022.
2 Amounts in this column were calculated using our closing stock price of $11.73 as of December 31, 2024.
3 Represents grants of time-based stock options granted under the 2017 Option Plan, each of which vest 20% on each of the first five anniversaries of the applicable vesting commencement date which, for options granted on July 10, 2017 is April 27, 2017, for options granted on April 1, 2020 is April 1, 2020, for options granted on September 24, 2020 is August 31, 2020, and for options granted January 13, 2021 is January 13, 2021, in each case subject to continued employment through the applicable vesting date.
4 Represents awards of performance-based stock options granted under the 2017 Option Plan, 100% of which were deemed to vest in connection with the consummation of the business combination and are fully vested.
5 Represents an award of stock options granted under the 2017 Option Plan, 100% of which were fully vested on the grant date.
6 Represents awards of RSUs granted under the Equity Plan, each of which vest 25% on each of the first four anniversaries of the applicable vesting commencement date which, for RSUs granted on October 21, 2021 is July 30, 2021, for RSUs granted on March 23, 2022 is March 23, 2022, for RSUs granted on March 6, 2023 is March 6, 2023, and for RSUs granted on March 6, 2024 is March 6, 2024, in each case subject to continued employment through the applicable vesting date.
CCC | 2024 PROXY STATEMENT	Page 43

7 Represents awards of PSUs under the Equity Plan, as modified on December 14, 2023, each of which vests based on the achievement of the Company’s relative TSR during, for the PSUs granted during fiscal year 2021, the period beginning on August 2, 2021 and ending on December 31, 2024, and for the PSUs granted during fiscal year 2022, the period beginning on January 1, 2022 and ending on December 31, 2025, in each case subject to continued employment through the date the Board certifies the achievement of the performance conditions. For PSUs granted during fiscal year 2021, 50% of the target number of PSUs will vest at threshold achievement and 100% will vest at and above target achievement. For PSUs granted during fiscal year 2022, 50% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. For such PSUs that were granted in 2021, the amounts shown above reflect the number of PSUs which were earned based on the Company’s relative TSR as of the performance period ending December 31, 2024, and which vested when the Human Capital and Compensation Committee certified such performance in early 2025. For all other PSUs, the amounts shown above reflect the number of PSUs that would vest if the target level of performance is achieved.
8 Represents awards of PSUs under the Equity Plan, each of which vests based on the achievement of the Company’s Revenue CAGR and minimum adjusted EBITDA margin targets during the three-year performance period beginning on the first day of the fiscal year in which the grant occurs, subject to continued employment through the date the Board certifies the achievement of the performance conditions. For each such PSU award, 50% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. The amounts shown above reflect the number of PSUs which were earned based on the Company’s Revenue CAGR and minimum adjusted EBITDA margin target as of the performance period ending December 31, 2024, and which vested when the Human Capital and Compensation Committee certified such performance in early 2025.
9 Represents awards of PSUs under the Equity Plan, each of which vests based on the achievement of the Company’s Revenue CAGR targets during the three-year performance period beginning on the first day of the fiscal year in which the grant occurs, subject to continued employment through the date the Board certifies the achievement of the performance conditions. 50% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. Amounts shown above reflect the number of PSUs that would vest if the target level of performance is achieved.
10 Represents awards of PSUs under the Equity Plan, each of which vests based on the achievement of the Company’s adjusted EBITDA margin targets during the three-year performance period beginning on the first day of the fiscal year in which the grant occurs, subject to continued employment through the date the Board certifies the achievement of the performance conditions. 50% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. Amounts shown above reflect the number of PSUs that would vest if the target level of performance is achieved.
11 Pursuant to the Silva Separation Agreement, all of the outstanding RSUs and PSUs held by Mr. Silva as of December 31, 2024 were forfeited, except for the awards shown above in this table. The RSUs and PSUs that were not forfeited will be distributed in accordance with the original terms of each grant, provided that (i) such RSUs will be distributed to Mr. Silva prior to March 15, 2025; (ii) for the PSU awards with a performance period ending December 31, 2024, all such PSU awards will vest and be distributed to Mr. Silva prior to March 15, 2025; and (iii) for the PSU awards with a performance period ending December 31, 2025, all such PSU awards will vest and be distributed to Mr. Silva prior to March 15, 2026.
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Options Exercised and Stock Vested in Fiscal Year 2024
The following table sets forth certain information with respect to the vesting of stock awards and the exercise of stock options during the fiscal year ended December 31, 2024, with respect to our NEOs.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE[1]	VALUE REALIZED ON EXERCISE[2]	NUMBER OF SHARES ACQUIRED ON VESTING[3]	VALUE REALIZED ON VESTING[4]
Githesh Ramamurthy	6,000,000	$54,931,642	6,306,720	$73,158,355
Brian Herb	–	$-	218,508	$2,542,481
John Goodson	–	$-	134,502	$1,566,526
Marc Fredman	1,021,652	$9,612,966	98,690	$1,151,095
Michael Silva	–	$-	64,267	$731,906

1 Amounts in this column represent the gross number of shares of our common stock acquired by the applicable NEO upon exercise of their applicable option award during fiscal year 2024.
2 Amounts in this column represent the aggregate dollar amounts realized upon exercise, calculated by multiplying the number of options exercised times the closing market value of our common stock of the date of exercise less the exercise price per share of the stock option exercised.
3 Amounts in this column represent RSUs granted under the Equity Plan that vested in fiscal year 2024, without reduction for any shares of common stock withheld to satisfy applicable tax obligations.
4 Amounts in this column represent the aggregate dollar amounts realized upon vesting, calculated by multiplying the number of shares of our common stock underlying the awards by the closing market value of our common stock on the date of distribution of shares.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
Each of the NEO’s employment agreements provide for certain severance benefits upon the occurrence of specified termination events, as summarized below.
In the event Mr. Ramamurthy is terminated without “cause” or he resigns for “good reason” (each as described generally below and defined in the employment agreement), Mr. Ramamurthy is eligible to receive (i) a monthly cash severance payment in an amount equal to the quotient of (x) the sum of his base salary and target annual cash bonus at the time of termination, divided by (y) 12, payable in equal monthly installments over 24 months, (ii) a lump sum cash payment equal to the pro rata portion of the amount, if any, of the annual cash bonus that he would have been entitled to for the fiscal year in which such termination occurs had his employment terminated after the bonus payment date, payable in accordance with the standard policies of CCC, and (iii) subsidized COBRA premiums for up to 24 months, subject in each case to his timely execution and non-revocation of a general release of claims in favor of CCC and compliance with the terms of the employment agreement (including the restrictive covenants contained therein).
In the event that Mr. Ramamurthy is terminated with “cause” or he resigns without “good reason,” he is not eligible to receive any payments in the nature of severance or otherwise, other than base salary, reimbursement of expenses incurred prior to termination and any other benefits earned and accrued through the date of such termination.
For the purposes of Mr. Ramamurthy’s employment agreement, “cause” generally means his (i) gross negligence or willful and continued failure to substantially perform his duties (other than any such failure resulting from incapacity due to
CCC | 2024 PROXY STATEMENT	Page 45

physical or mental illness); (ii) willful misconduct which is demonstrably and materially injurious to CCC; (iii) engagement in egregious misconduct involving serious moral turpitude to the extent that his credibility and reputation no longer conform to the standard of senior executives; or (iv) commission of a material act of dishonesty or breach of trust resulting or intending to result in his personal benefit or enrichment at the expense of CCC.
For the purposes of Mr. Ramamurthy’s employment agreement, “good reason” generally means his voluntary resignation within 90 days following the existence of one or more of the following conditions: (i) material change or reduction or alteration in his duties, authorities, responsibilities and status from those in effect at the time of the effective date of the employment agreement, with the result that he makes a good faith determination (by written notice to the Board) that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately prior to such material diminution; (ii) the failure of CCC to comply with the compensation-related provisions of his employment agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is promptly remedied after receipt of written notice; (iii) a change in his reporting responsibilities such that he no longer reports to the Board; or (iv) he is required to relocate his personal residence outside of a fifty-mile radius of CCC’s principal place of business. In order to resign for “good reason,” Mr. Ramamurthy must provide written notice of his intention to resign for “good reason” to the Board and CCC must fail to cure the circumstances giving rise to “good reason” within 30 days from receipt of such notice.
In the event Messrs. Herb, Goodson, Fredman or Silva is terminated without “cause” or the applicable executive resigns for “good reason” (each as described generally below and defined in the employment agreement), the applicable executive is eligible to receive (i) a monthly cash severance payment in an amount equal to the quotient of (x) the applicable executive’s base salary at the time of termination, divided by (y) 12, payable in equal monthly installments over 12 months, (ii) a lump sum cash payment equal to the amount, if any, of the greater of the pro rata target annual cash bonus or the amount of the actual annual cash bonus that the applicable executive would have been entitled to had their employment terminated after the bonus payment date, payable in accordance with the standard policies of CCC, and (iii) subsidized COBRA premiums for up to 12 months, subject in each case to the applicable executive’s timely execution and non-revocation of a general release of claims in favor of CCC and compliance with the terms of the employment agreement (including the restrictive covenants contained therein).
In the event that Messrs. Herb, Goodson, Fredman or Silva is terminated with “cause” or resigns without “good reason,” the applicable NEO is not eligible to receive any payments in the nature of severance or otherwise, other than base salary, reimbursement of expenses incurred prior to termination and any other benefits earned and accrued through the date of such termination.
For the purposes of Messrs. Herb, Goodson, Fredman or Silva’s employment agreement, “cause” generally means the applicable executive’s (i) conviction of, or plea of guilty or no contest to any felony; (ii) commission of fraud involving dishonesty that is injurious to CCC; (iii) willful and continual refusal to perform their duties for CCC; or (iv) conduct that is materially injurious to CCC.
For the purposes of Messrs. Herb, Goodson, Fredman or Silva’s employment agreement, “good reason” generally means a voluntary resignation within 90 days following the existence of one or more of the following conditions: (i) a change in the applicable executive’s position or an assignment of duties constituting a material reduction in the applicable executive’s position, duties or responsibilities compared with the applicable executive’s position, duties or responsibilities on their respective hire date; or (ii) a material reduction in the applicable executive’s base salary; provided, that for purposes of clause (i) of the definition of “good reason,” in order to resign for “good reason,” the applicable executive must provide written notice to the Board within 30 days of being notified of the condition giving rise to “good reason” and CCC must fail to cure within 30 days from receipt of such notice.
CCC | 2024 PROXY STATEMENT	Page 46

Incentive Equity Awards
Stock Options
In connection with the business combination, each option granted under the 2017 Option Plan to purchase shares of Cypress Holdings’ stock was assumed by the Company and converted into an option under the Equity Plan to purchase a specified number of shares of our common stock, with any such unvested time-based stock options continuing to vest based on the applicable grant agreement and any such unvested performance-based stock options fully vesting upon the consummation of the business combination. Such time-based stock option award agreements each provide that any such unvested time-based options will immediately accelerate and fully vest upon a “Liquidity Event” (which includes a “Sale of the Company” (as defined in the Cypress Holdings stockholders agreement), which includes a change in control of CCC), subject to continued employment or service through such date.
RSUs and PSUs
Each of our NEO’s RSU and PSU award agreements provide for certain treatment upon the occurrence of specified termination events or a change in control, as summarized below.
In the event an NEO’s employment is terminated as result of their death or disability, (i) the portion of the RSUs that would have vested on the first vesting date following such termination will vest, and any then-unvested RSUs will be forfeited, and (ii) any outstanding PSUs will vest based on target achievement and prorated based on the number of days the applicable NEO is employed during the applicable performance period, and any then-unvested PSUs will be forfeited.
Upon the occurrence of a change in control, (i) to the extent the RSUs are not assumed by the surviving entity in connection with such change in control, any unvested RSUs will immediately vest as of the date of such change in control, subject to continued employment through the date of such change in control, and (ii) to the extent the RSUs are assumed by the surviving entity in connection with such change in control, the assumed RSUs will be subject to the same vesting schedule as set forth in the applicable grant agreement, unless otherwise set forth in the applicable transaction agreement; provided, that, upon a termination of the applicable NEO’s employment without cause within the one-year period following such change in control, any unvested assumed RSUs will immediately vest.
Upon the occurrence of a change in control, (i) to the extent the PSUs are not assumed by the surviving entity in connection with such change in control, a number of the PSUs will vest and be settled in cash calculated based on the greater of actual or target performance as of the date of such change in control, subject to continued employment through the date of such change in control, and after giving effect to the foregoing calculation, any then-unvested PSUs will be immediately forfeited, or (ii) to the extent the PSUs are assumed by the surviving entity in connection with such change in control, the PSUs will be converted into RSUs, with the number of units to be converted calculated based on the greater of actual or target performance as of the date of such change in control, subject to continued employment through the date of such change in control, and after giving effect to the foregoing calculation, any then-unvested PSUs will be immediately forfeited, and the converted RSUs will vest on the last day of the applicable performance period, subject to continued employment through such vesting date; provided, that upon a termination of the applicable NEO’s employment without cause within the one-year period following such change in control, any unvested converted RSUs will immediately vest.
Michael Silva Departure
On December 31, 2024 (the “Departure Date”), we entered into a separation agreement with Mr. Silva (the “Silva Separation Agreement”), pursuant to which Mr. Silva departed his role as the Company’s Executive Vice President, Chief Commercial Officer & Customer Success Officer, effective as of the Departure Date.
Pursuant to the Silva Separation Agreement, Mr. Silva received the following separation payments and benefits: (i) a cash payment equal to $477,360, payable during the twelve-month period following the Departure Date in twenty-six equal installments of $18,360 in accordance with the Company’s standard payroll practice; (ii) a lump sum cash payment equal to $162,302, payable on the next available pay date following the effective date of the release, as described below; (iii) provided that Mr. Silva timely elects continued health coverage under COBRA, the Company will pay the employer
CCC | 2024 PROXY STATEMENT	Page 47

portion of Mr. Silva’s COBRA premiums during the twelve-month period following the Departure Date (valued at approximately $17,612); and (iv) notwithstanding anything to the contrary set forth in the Equity Plan or any of Mr. Silva’s applicable grant agreements, (x) 63,673 of the RSUs granted to Mr. Silva that are scheduled to vest no later than March 15, 2025 will remain outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreement, and will in any event be settled and paid to Mr. Silva no later than March 15, 2025, (y) 87,210 of the PSUs granted to Mr. Silva with a performance period that ends on December 31, 2024 will remain outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreements; provided, that any such PSUs that vest as of the end of such performance period will be settled and paid to Mr. Silva no later than March 15, 2025, and (z) 227,975 of the PSUs granted to Mr. Silva with a performance period that ends on December 31, 2025 will remain outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreements; provided, that any such PSUs that vest as of the end of such performance period will be settled and paid to Mr. Silva no later than March 15, 2026. Any other unvested RSUs and/or PSUs held by Mr. Silva as of the Departure Date were immediately and automatically forfeited for no consideration.
The foregoing separation payments and benefits under the Silva Separation Agreement were subject to and conditioned upon Mr. Silva’s execution and non-revocation of a release of claims, and his continued compliance with restrictive covenants, including, but not limited to, non-competition and employee non-solicitation covenants during the 24-month period following the Departure Date.
The tables set forth below quantify the benefits described above that would be triggered for each NEO under the following termination of employment and/or change-in-control scenarios, assuming such event occurred on December 31, 2024 and a price per share of our common stock of $11.73 (the closing price of our common stock as of December 29, 2024).
Involuntary Termination by the Company Without Cause or by the Executive for Good Reason1

PAY COMPONENT	GITHESH RAMAMURTHY	BRIAN HERB	JOHN GOODSON	MARC FREDMAN
Severance Salary Payments	$1,820,000	$637,235	$535,600	$400,341
AIP Bonus Payment	$–	$318,618	$267,800	$200,170
Continued Health Coverage	$25,733	$19,494	$11,655	$16,432
TOTAL	$1,845,733	$975,347	$815,055	$616,944

Termination Upon Death or Disability2

PAY COMPONENT	GITHESH RAMAMURTHY	BRIAN HERB	JOHN GOODSON	MARC FREDMAN
Value of Accelerated Vesting of PSUs	$56,304,000	$4,183,809	$2,748,706	$2,155,261
Value of Accelerated Vesting of RSUs	$7,038,000	$1,746,961	$1,167,616	$901,720
TOTAL	$63,342,000	$5,930,770	$3,916,321	$3,056,982

Change-in-Control with No Assumption of Awards by Acquiring Company3

PAY COMPONENT	GITHESH RAMAMURTHY	BRIAN HERB	JOHN GOODSON	MARC FREDMAN
Value of Accelerated Vesting of PSUs	$56,304,000	$6,108,022	$4,157,218	$3,254,899
Value of Accelerated Vesting of RSUs	$7,038,000	$4,341,285	$3,044,064	$2,374,246
Value of Options Accelerated	$–	$850,015	$392,317	$268,185
TOTAL	$63,342,000	$11,299,322	$7,593,599	$5,897,330

CCC | 2024 PROXY STATEMENT	Page 48

Change-in-Control with Assumption of Awards by Acquiring Company and Subsequent Termination Without Cause4

PAY COMPONENT	GITHESH RAMAMURTHY	BRIAN HERB	JOHN GOODSON	MARC FREDMAN
Value of Accelerated Vesting of PSUs	$56,304,000	$6,108,022	$4,157,218	$3,254,899
Value of Accelerated Vesting of RSUs	$7,038,000	$4,341,285	$3,044,064	$2,374,246
Value of Options Accelerated	$–	$850,015	$392,317	$268,185
TOTAL	$63,342,000	$11,299,322	$7,593,599	$5,897,330

1 Represents the following severance payments payable to the applicable NEO (calculated based on the base salary and target annual bonus in effect as of December 31, 2024) upon a termination without cause or for good reason in accordance with the terms of the applicable employment agreement: (i) the monthly cash severance payment, (ii) the pro rata annual bonus payment, and (iii) the subsidized COBRA premiums payment.
2 Represents the value of the applicable NEO’s accelerated equity awards payable to the applicable NEO upon a termination due to death or disability in accordance with the terms of the applicable award agreement.
3 Represents the value of the applicable NEO’s accelerated equity awards payable to the applicable NEO upon the occurrence of a change in control, to the extent such equity awards are not assumed by the surviving entity in connection with such change in control, in accordance with the terms of the applicable award agreement.
4 Represents the value of the applicable NEO’s accelerated equity awards payable to the applicable NEO upon the occurrence of a change in control, to the extent such equity awards are assumed by the surviving entity in connection with such change in control and the applicable NEO subsequently incurs a termination without cause within the one-year period following such change in control, in accordance with the terms of the applicable award agreement.
Equity Compensation Plan Information
The following table sets forth information regarding our equity incentive plans as of December 31, 2024.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS[1] (#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS[2] ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS[1] (#)
Equity Compensation Plans Approved by Shareholders
Equity Plan[3]	58,279,789	$3.1086	71,786,259
CCC 2021 Employee Stock Purchase Plan (the “ESPP”)[4]	174,906	$9.4350	10,053,718
Equity Compensation Plans not Approved by Shareholders	–	–	–
Total	58,454,695	N/A	81,839,977

1 Assumes all outstanding PSUs will be issued based on achieving maximum performance goals.
2 The weighted average exercise price does not take into account shares issuable upon vesting of outstanding RSUs or PSUs.
3 Under the Equity Plan, as of December 31, 2024, the Company was authorized to issue up to 178,295,899 shares of our common stock.
4 Under the ESPP, as of December 31, 2024, the Company was authorized to issue up to 12,062,991 shares of our common stock.
CCC | 2024 PROXY STATEMENT	Page 49

SECTION 08
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the pay ratio comparing the median of the annual total compensation of our employees other than our Chief Executive Officer as of December 31, 2024 (the date selected to identify the median employee, as further described below), and the annual total compensation of our CEO. The following pay ratio has been calculated in accordance with Item 402(u) of Regulation S-K.
As of December 31, 2024, we had approximately 2,310 employees globally, including approximately 2,225 U.S. employees and approximately 85 non-U.S. employees. In determining the identity of our median employee, we excluded the 85 non-U.S. employees located in our China operating unit, which in the aggregate represents less than 4% of our workforce. After this exclusion, we determined the identity of our median employee from a population of the approximately 2,225 U.S. employees by using federal taxable W-2 earnings.
Fiscal year 2024 annual total compensation for the median employee was calculated in the same manner as reflected above in the “Fiscal Year 2024 Summary Compensation Table’’ for our CEO. Based on the methodology described above, we have determined that the fiscal year 2024 annual total compensation of our median employee was $116,870. As disclosed in the “Fiscal Year 2024 Summary Compensation Table” above, the annual total compensation of our CEO for fiscal year 2024 was $946,288.
As a result, the ratio of our CEO’s fiscal year 2024 annual total compensation to the fiscal year 2024 annual total compensation of our median employee is 8:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Human Capital and Compensation Committee nor management of the Company used this pay ratio measure in making compensation decisions.
Director Compensation
We maintain a director compensation policy. Under the policy, we pay each of the directors identified in the table below a $15,000 cash quarterly retainer for their service on the Board. In addition, each such director is eligible to receive (a) an annual equity grant in the form of RSUs for their Board service, with a grant date fair value equal to $250,000, which fully vests on the earlier of the first anniversary of the grant date and the next annual meeting of the Company, subject to continued service through such vesting date, and (b) if such director serves as chair of a committee of the Board, an additional annual equity grant in the form of RSUs for such service, with a grant date fair value equal to $25,000, which fully vests on the earlier of the first anniversary of the grant date and the next annual meeting of the Company, subject to continued service through such vesting date. We do not compensate directors who are employed by us, nor by the Advent Investor (as defined below) or its affiliates, for their service on the Board.
CCC | 2024 PROXY STATEMENT	Page 50

The following table provides information regarding compensation earned by our non-employee directors for their Board service during the year ended December 31, 2024. As Chairman of the Board and Chief Executive Officer, Mr. Ramamurthy’s compensation is reported in the table above titled “Fiscal Year 2024 Summary Compensation Table” and the related tables under the section titled “Fiscal Year 2024 Executive Compensation Tabular Disclosures.”

NAME	FEES EARNED OR PAID IN CASH[1]	VALUE OF OPTION AWARDS[2]	VALUE OF STOCK AWARDS[3]	TOTAL
Neil de Crescenzo[4]	$9,130	$-	$150,002	$159,132
Chris Egan[5]	$-	$-	$-	$-
William Ingram	$60,000	$-	$275,004	$335,004
Eileen Schloss	$60,000	$-	$275,004	$335,004
Eric Wei	$-	$-	$-	$-
Teri Williams	$60,000	$-	$250,006	$310,006
Lauren Young	$-	$-	$-	$-

1 Represents the $15,000 quarterly retainer paid to each of our eligible non-employee directors with respect to their service on the Board during fiscal year 2024. For Mr. de Crescenzo, this retainer was pro-rated based on his partial year of service during 2024.
2 No options were granted to our non-employee directors with respect to their service on the Board during fiscal year 2024. As of December 31, 2024: Ms. Schloss held 51,083 outstanding options, Mr. Ingram held 170,275 outstanding options, and Ms. Williams held 170,275 outstanding options.
3 Represents the aggregate grant date fair value of the RSUs granted to certain of our non-employee directors in fiscal year 2024, computed in accordance with FASB ASC Topic 718. See Note 20 (Stock Incentive Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of all assumptions made by us in determining the grant date fair value of the RSUs. As of December 31, 2024: Ms. Schloss held 23,565 outstanding RSUs, Mr. Ingram held 23,565 outstanding RSUs, and Ms. Williams held 21,423 outstanding RSUs, and in each case such RSUs will become fully vested on the earlier of the first anniversary of the grant date and the next annual meeting of the Company, subject to continued service through such vesting date.
4 Mr. de Crescenzo was appointed to the Board effective November 6, 2024.
5 Mr. Egan served on the Board throughout fiscal year 2024, and resigned from the Board on March 28, 2025.
CCC | 2024 PROXY STATEMENT	Page 51

SECTION 09
PAY VERSUS PERFORMANCE DISCLOSURE
Pay Versus Performance Table
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to the NEOs for the fiscal years ended on December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021.
In addition, we are also presenting supplemental disclosure further below regarding Company and Peer Group total shareholder return as calculated for the period from August 2, 2021 (the first date following our business combination) through December 31, 2024, which we believe more accurately reflects the Company total shareholder return and Peer Group total shareholder return because it reflects the period following the closing of our business combination when the Company’s management team was responsible for the financial results of the publicly traded entity. See the section below entitled “Supplemental Disclosure – Company TSR and Peer Group TSR”.

FISCAL YEAR	SUMMARY COMPENSATION TABLE FOR PEO[1]	COMPENSATION ACTUALLY PAID TO PEO1 2	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs[3]	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs2 3	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME[5]	TOTAL REVENUE[6]
					COMPANY TOTAL SHAREHOLDER RETURN[4]	PEER GROUP TOTAL SHAREHOLDER RETURN[4]
2024	$946,288	$4,438,288[7]	$3,236,345[7]	$2,485,695	$88	$147	$31,240,000	$944,800,000
2023	$54,549,486	$70,985,027	4,302,772	$5,928,057	$86	$102	($90,071,000)	$866,378,000
2022	$848,775	($48,636,742)	$2,742,155	$1,389,402	$65	$76	$38,406,000	$782,448,000
2021	$137,105,075	$191,854,081	$4,581,638	$10,639,918	$86	$98	($248,919,000)	$688,288,000

1 The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for each of the applicable fiscal years is Githesh Ramamurthy.
2 In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The following Monte Carlo valuation assumptions used to calculate such fair values of our TSR-based PSUs materially differed from those utilized at the time of grant:

	Valuation as of 12/31/21					Valuation as of 12/31/22					Valuation as of 12/31/23					Valuation as of 12/31/24
	Remaining Performance Period (Years)	Stock Price as of Valuation Date	Volatility	Risk Free Rate	Dividend Yield	Remaining Performance Period (Years)	Stock Price as of Valuation Date	Volatility	Risk Free Rate	Dividend Yield	Remaining Performance Period (Years)	Stock Price as of Valuation Date	Volatility	Risk Free Rate	Dividend Yield	Remaining Performance Period (Years)	Stock Price as of Valuation Date	Volatility	Risk Free Rate	Dividend Yield
2021 Awards	2	$11.39	35%	0.73%	0%	1	$8.70	35%	4.73%	0%	1	$11.39	28%	4.79%	0%	N/A
2022 Awards	N/A					2	$8.70	35%	4.41%	0%	2	$11.39	32%	4.23%	0%	1	$11.73	26%	4.16%	0%
3 The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2024, Brian Herb, John Goodson, Michael Silva, and Marc Fredman; (ii) for fiscal years 2023 and 2022, Brian Herb, John Goodson, Michael Silva, and Mary Jo Prigge; and (iii) for fiscal year 2021, Brian Herb and Barrett Callaghan.
4 The Company total shareholder return and the Peer Group total shareholder return reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 on December 31, 2020 on the same cumulative basis as is used in Item 201(e) of Regulation S-K. For the period December 31, 2020 through July 30, 2021 (the date of our business combination), the total shareholder return calculations relate to Class A ordinary shares of Dragoneer Growth Opportunities Corp, and for the period following July 30, 2021 through December 31, 2024, the total shareholder return calculations relate to CCC’s common stock. The peer group used to determine the Peer Group total shareholder return for
CCC | 2024 PROXY STATEMENT	Page 52

each applicable fiscal year is the compensation peer group that was disclosed in the section above entitled “Compensation Discussion and Analysis” for that applicable fiscal year. While there were no changes to the Company’s compensation peer group between fiscal year 2021 and fiscal year 2022, for the purposes of calculating the Peer Group total shareholder return the following companies, which ceased to be publicly traded during the applicable measurement period, were excluded from the calculation of the Peer Group total shareholder return: Anaplan, Inc., Avalara, Inc., CDK Global, Inc., Cloudera, Inc., and RealPage, Inc. The Company’s compensation peer group was updated in fiscal year 2023 as a result of the application of pre-established objective criteria, as disclosed in the section of our 2023 Proxy Report entitled “2023 Peer Group”. Note that as of September 2023, Black Knight Technologies was acquired and ceased to be publicly traded, resulting in their exclusion from comparisons in this disclosure. The Company’s compensation peer group was updated in fiscal year 2024 as a result of the application of pre-established objective criteria, as disclosed in the section above entitled “2024 Peer Group”.
5 Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
6 The Company has selected total revenue as its most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to the Company’s performance for fiscal year 2024. Total revenue represents the amount of revenue reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
7 For fiscal year 2024, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2024, computed in accordance with Item 402(v) of Regulation S-K:

	PEO	AVERAGE OF NON-PEO NEOS
Total Compensation Reported in 2024 Summary Compensation Table	$946,288	$3,236,345
Less, Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2024 Summary Compensation Table	$-	$(2,537,518)
Plus, Year-End Fair Value of Awards Granted in 2024 that are Outstanding and Unvested	$-	$1,927,172
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	$3,708,000	$54,584
Plus, Vesting Date Fair Value of Awards Granted in 2024 that Vested in 2024	$-	$-
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2024 (From Prior Year-End to Vesting Date)	$(216,000)	$5,528
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2024	$-	$(200,416)
Plus, Dollar Value of Dividends, Dividend Equivalents, or other Earnings Paid on Stock & Option Awards in 2024 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2024)	$-	$-
Total Adjustments	$3,492,000	$(750,650)
Compensation Actually Paid for Fiscal Year 2024	$4,438,288	$2,485,695

CCC | 2024 PROXY STATEMENT	Page 53

Pay Versus Performance Comparative Disclosure
As described in more detail in the section titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with ‘compensation actually paid’ for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.
Compensation Actually Paid and Company TSR
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is directionally aligned with the Company’s total shareholder return over the four years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO NEOs is comprised of equity awards, including TSR-based PSUs and, in 2021, options issued in 2017 which vested in connection with the business combination. As described in more detail in the section titled “Compensation Discussion and Analysis - Target Pay Mix,” approximately 76% of the value of total compensation awarded in fiscal year 2024 to the non-PEO NEOs is comprised of equity awards, including RSUs and PSUs. No equity awards were granted to the PEO in fiscal years 2022, 2023, or 2024, however, in fiscal year 2021 approximately 97% of the PEO’s compensation was in the form of equity awards, as described in the “Compensation Discussion and Analysis – Executive Compensation Highlights in Fiscal Year 2022” section and the “Fiscal Year 2022 Summary Compensation Table” above.
The change in the fair value of awards granted in fiscal year 2024, from the date of grant to the end of the fiscal year, had the most impact on the change from the compensation reported in the “Fiscal Year 2024 Summary Compensation Table” to ‘compensation actually paid.’

Compensation Actually Paid vs. CCC TSR
PEO
Avg. of Non-PEO NEOs
TSR
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
Compensation Actually Paid (in thousands)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Cumulative TSR (value of $100 investment)
$86
$65
$86
$88
2021
2022
2023
2024

CCC | 2024 PROXY STATEMENT	Page 54

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is not directionally aligned with the Company’s GAAP net income over the four years presented in the table due to the weight placed on equity-based compensation in our pay mix, the impact the Company’s stock price has had on the ‘compensation actually paid’ amounts during the applicable fiscal years, and the incremental expense related to the modifications made in fiscal year 2023 to the TSR-based PSUs granted in 2021 and 2022. As described in more detail in the section titled “Compensation Discuss and Analysis – Target Pay Mix,” approximately 8% of the value of total compensation awarded in fiscal year 2024 to the non-PEO NEOs who served as executive officers of the Company for the complete fiscal year was comprised of amounts determined under the Company’s 2024 AIP.
Further, we note that our net loss in fiscal year 2021 was largely due to increased stock-based compensation expense of approximately $262 million related to our business combination. When adjusting for that and other non-operational items, our adjusted net income was approximately $130 million, an increase of 64% over fiscal year 2020. Similarly, our net loss of $90.1 million in 2023 was primarily due to $82.7 million of goodwill and intangible asset impairment charges related to the Company’s China reporting unit. When adjusting for this, our adjusted net income in 2023 is $210.5 million, an increase of 19% over 2022. With these adjustments to net income, we do believe there is better alignment of ‘compensation actually paid’. Reconciliations of our adjusted net income to our net income (loss) for fiscal years 2020 and 2021 appear in our Annual Report on Form 10-K for the fiscal year ending December 31, 2022. Reconciliations for our adjusted net income to our net income (loss) for fiscal year 2023 appear in our Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

Compensation Actually Paid vs. Net Income
PEO
Avg. of Non-PEO NEOs
Net Income
Compensation Actually Paid (in thousands)
Net Income (in thousands)
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
$100,000
$50,000
$0
($50,000)
($100,000)
($150,000)
($200,000)
($250,000)
($300,000)
2021
2022
2023
2024
($248,919)
$38,406
($90,071)
$31,240

Compensation Actually Paid and Total Revenue
We have experienced positive growth in total revenue, with year-over-year revenue growth of 8.7% in fiscal year 2021 (or 15.0% when adjusted for the impact of the divestiture of a portion of our professional services casualty solution in December 2020), 13.7% in fiscal year 2022, 10.7% in fiscal year 2023, and 9.1% in fiscal year 2024. Alignment of the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs with the Company’s total revenue over the four years presented in the table is mixed. More specifically, there was
CCC | 2024 PROXY STATEMENT	Page 55

misalignment from 2021 to 2022 due to the pay mix in 2022 and the impact the Company’s stock price has had on the ‘compensation actually paid’ amounts during the applicable fiscal years. In 2023, however, primarily due to an increase in stock price in 2023 and the impact of the modifications made to the TSR-based PSUs as previously disclosed, ‘compensation actually paid’ was more closely aligned to revenue results in 2023. The relationship between Total Revenue and the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually made’ to the non-PEO NEOs in 2024 was well-aligned. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that total revenue is the Company’s most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to company performance for fiscal year 2024. The Company utilized revenue-based goals for the Company’s annual incentive plans for fiscal years 2021 through2024, as well as for the PSUs that were awarded to the NEOs in those fiscal years. As described in more detail in the section titled “Compensation Discuss and Analysis – Target Pay Mix,” approximately 8% of the value of total compensation awarded in fiscal year 2024 to the non-PEO NEOs who served as executive officers of the Company for the complete fiscal year was comprised of amounts determined under the Company’s 2024 AIP, and approximately 76% of the value of total compensation awarded in fiscal year 2024 to such non-PEO NEOs was comprised of equity awards, specifically RSUs and PSUs.

Compensation Actually Paid vs. Total Revenue
PEO
Avg. of Non-PEO NEOs
Total Revenue
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
Compensation Actually Paid (in thousands)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Total Revenue (in thousands)
$688,288
$782,448
$866,378
$944,800
2021
2022
2023
2024

Company TSR and Peer Group TSR
As demonstrated by the following graph, the Company’s total shareholder return over the three fiscal years presented in the Pay Versus Performance Table was -12%, while the Peer Group total shareholder return was +47% over the same time period. For the period December 31, 2020 through July 30, 2021 (the date of our business combination) the total shareholder return calculations relate to Class A ordinary shares of Dragoneer Growth Opportunities Corp, and for the period following July 30, 2021 through December 31, 2023, the total shareholder return calculations relate to CCC’s common stock. The Company’s total shareholder return underperformed compared to the Company’s compensation peer group during the years presented in the graph below. These results, and the TSR-based PSUs granted to the NEOs in fiscal
CCC | 2024 PROXY STATEMENT	Page 56

years 2021 and 2022, caused a downward adjustment in the ‘compensation actually paid’ amounts in prior years because they are measured on an absolute, and not a relative, basis. The modification of these awards to utilize relative TSR resulted in an upward adjustment to ‘compensation actually paid’ in 2023.
While there were no changes to the Company’s compensation peer group between fiscal year 2021 and fiscal year 2022, for the purposes of calculating the Peer Group total shareholder return the following companies, which ceased to be publicly traded during the applicable measurement period, were excluded from the calculation of the Peer Group total shareholder return for such fiscal years: Anaplan, Inc., Avalara, Inc., CDK Global, Inc., Cloudera, Inc., and RealPage, Inc. The Company’s compensation peer group was updated in fiscal year 2023 as described in the section of our 2023 Proxy Report entitled “2023 Peer Group”. Note that as of September 2023, Black Knight Technologies was acquired and ceased to be publicly traded, resulting in their exclusion from comparisons in this disclosure. The Company’s compensation peer group was updated in fiscal year 2024 as described in the section above entitled “2024 Peer Group”.

Supplemental Disclosure - CCC TSR and Peer Group TSR
As permitted under Item 402(v) of Regulation S-K, the Company is providing the following supplemental disclosure with respect to Company and Peer Group total shareholder return calculated based on a fixed investment of $100 on August 2, 2021, the first date following our business combination, on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The Company believes that these total shareholder return calculations more accurately reflect the comparison of Company total shareholder return and Peer Group total shareholder return because they reflect the period following the closing of our business combination when the Company’s management team was responsible for the financial results of the publicly traded entity.

MEASUREMENT PERIOD	SUPPLEMENTAL COMPANY TOTAL SHAREHOLDER RETURN	SUPPLEMENTAL PEER GROUP TOTAL SHAREHOLDER RETURN
August 2, 2021 –December 31, 2024	$117	$118
August 2, 2021 – December 31, 2023	$113	$95
August 2, 2021 – December 31, 2022	$86	$79
August 2, 2021 – December 31, 2021	$113	$96

As demonstrated by the following supplemental graph, the Company’s total shareholder return over the four periods presented in the supplemental table above was +17%, while the Peer Group total shareholder return presented in the supplemental table above was +18% over the same time period. The Company’s total shareholder return outperformed
CCC | 2024 PROXY STATEMENT	Page 57

compared to the Company’s compensation peer group during the periods ending on December 31, 2021, December 31, 2022, and December 31, 2023, respectively, and underperformed the Company’s compensation peer group during the period ending December 31, 2024, as presented in the supplemental table above.
While there were no changes to the Company’s compensation peer group between fiscal year 2021 and fiscal year 2022, for the purposes of calculating the Peer Group total shareholder return for the supplemental table above, the following companies, which ceased to be publicly traded during the applicable measurement period, were excluded from the calculation of the Peer Group total shareholder return for such fiscal years: Anaplan, Inc., Avalara, Inc., CDK Global, Inc., Cloudera, Inc., and RealPage, Inc. The Company’s compensation peer group was updated in fiscal year 2023 as described in the section of our 2023 Proxy Report entitled “2023 Peer Group”. Note that as of September 2023, Black Knight Technologies was acquired and ceased to be publicly traded, resulting in their exclusion from comparisons in this disclosure. The Company’s compensation peer group was updated in fiscal year 2024 as described in the section above entitled “2024 Peer Group”.

Pay Versus Performance Tabular List
The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2024. The performance measures included in this table are not ranked by relative importance.

MOST IMPORTANT PERFORMANCE MEASURES
Total Revenue
Adjusted EBITDA

CCC | 2024 PROXY STATEMENT	Page 58

SECTION 10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 1, 2025 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 658,943,785 shares of common stock outstanding as of April 1, 2025.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2025, as well as shares of common stock underlying restricted stock units (“RSUs”) that will vest within 60 days of April 1, 2025, are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

NAME[1]	NUMBER OF SHARES	PERCENTAGE
Githesh Ramamurthy[2]	36,286,713	5.40%
Brian Herb[3]	1,467,820	*
John Goodson[4]	607,437	*
Marc Fredman[5]	612,830	*
Michael Silva[6]	128,615	*
William Ingram[7]	213,832	*
Eileen Schloss[8]	77,612	*
Teri Williams[9]	211,778	*
Neil de Crescenzo[10]	113,429	*
Eric Wei	—	—
Lauren Young	—	—
All Directors and Executive Officers (11 persons)[11]	40,637,234	6.03%
Five Percent Holders:
Affiliates of Advent Investor[12]	97,342,526	14.77%
T. Rowe Price Investment Management, Inc.[13]	64,806,433	9.83%
The Vanguard Group[14]	50,539,838	7.67%

* Less than 1%.
CCC | 2024 PROXY STATEMENT	Page 59

1 Unless otherwise noted, the business address of each of the directors and officers is 167 N. Green Street, 9th Floor, Chicago, Illinois 60607. The table excludes (i) the contingent right of Mr. Ramamurthy, Mr. Herb, Mr. Goodson, Mr. Fredman, Ms. Schloss, Ms. Williams and Mr. Ingram to receive, subject to adjustment, 720,561, 41,596, 19,198, 54,394, 6,398, 6,399, and 6,399 shares based on the Company achieving certain trading price targets for its common stock or undergoing a change of control (“CCC Earnout Shares”), respectively and (ii) shares of common stock underlying performance restricted stock units, which represent a contingent right to receive a number of shares of common stock, cash or a combination thereof based on total shareholder return realized by stockholders over a specified period.
2 Includes (i) 23,114,393 shares of the common stock and (ii) 13,172,320 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2025. As a result of Mr. Ramamurthy’s commitment to exercise such options solely through ‘cashless’ means he does not have a right to acquire the gross number of shares underlying such stock options pursuant to Rule 30d-3(d)(1) within 60 days of April 1, 2025.
3 Includes (i) 361,032 shares of the common stock and (ii) 1,106,788 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2025.
4 Includes (i) 187,697 shares of the common stock and (ii) 419,743 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2025.
5 Includes (i) 272,280 shares of the common stock and (ii) 340,550 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2025.
6 Includes 128,615 shares of the common stock.
7 Includes (i) 54,047 shares of the common stock; (ii) 136,220 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2025 and (iii) 23,565 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2025.
8 Includes (i) 54,047 shares of the common stock and (ii) 23,565 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2025.
9 Includes (i) 54,135 shares of the common stock; (ii) 136,220 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2025 and (iii) 21,423 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2025.
10 Includes (i) 100,000 shares of the common stock and (ii) 13,429 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2025.
11 Includes (i) 25,143,411 shares of the common stock; (ii) 15,411,841 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2025 and (iii) 81,982 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2025.
12 Based solely on an amendment to Schedule 13D filed by Advent International, L.P. and its affiliates on April 2, 2025, Cypress Investor Holdings, L.P. (“Cypress Investor”), GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”) and Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”) are the record holders of 71,403,848 shares, 23,680,335 shares and 2,258,343 shares of common stock, respectively. Cypress Investment GP, LLC is the general partner of Cypress Investor. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E
CCC | 2024 PROXY STATEMENT	Page 60

Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares. GPE VIII GP S.à r.l. is the general partner of the Advent Luxembourg Funds and Advent International VIII-C. GPE VIII GP Limited Partnership is the general partner of the Advent Cayman Funds. GPE VIII CCC Co-Investment GP (Delaware), LLC is the general partner of GPE VIII CCC Co-Investment. AP GPE VIII GP Limited Partnership is the general partner of the Advent Partners Funds. Advent International GPE VIII, LLC is a manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Advent International, L.P. is the managing member of Cypress Investment GP, LLC and the manager of Advent International GPE VIII, LLC. Advent International GP, LLC is the general partner of Advent International, L.P. The foregoing excludes the contingent right of Cypress Investor, Advent International VIII-C and GPE VIII CCC Co-Investment to receive an aggregate of up to 9,919,012 CCC Earnout Shares. Voting and investment decisions by Advent International, L.P. are made by a number of individuals currently comprised of John L. Maldonado, David M. Mussafer and Bryan M. Taylor. The address of each of the entities and individuals named in this footnote is c/o Advent International, L.P., Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.
13 Based on an amendment to Schedule 13G filed by T. Rowe Price Investment Management, Inc. with the SEC on November 14, 2024.
14 Based on an amendment to Schedule 13G filed by The Vanguard Group with the SEC on November 12, 2024.
CCC | 2024 PROXY STATEMENT	Page 61

SECTION 11
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive Compensation” elsewhere in this proxy statement, during the fiscal year ended December 31, 2024 there were no transactions to which we were a participant or will be a participant, in which:
a.	the amounts involved exceeded or will exceed $120,000; and
b.
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions
The Company adopted a formal written policy that became effective upon the completion of the business combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s Audit Committee, subject to certain exceptions.
Indemnification of Directors and Officers
The Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). In addition, the Charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.
In connection with the consummation of the business combination, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
Shareholder Rights Agreement
We entered into an Amended and Restated Registration and Shareholder Rights Agreement, effective as of July 30, 2021, by and among the Company, Cypress Investor Holdings, L.P., GPE VIII CCC Co-Investment (Delaware) Limited Partnership and Advent International GPE VIII-C Limited Partnership (collectively, the “Advent Investor”) and the other parties thereto (the “Shareholder Rights Agreement”). Among other things, the Shareholder Rights agreement provides that for so long as the Advent Investor holds equity securities of the Company constituting at least 50% of the number of such securities it held immediately after the closing of the business combination, it is entitled to designate for election or appointment six directors (at least three of whom must be independent), with such right decreasing to four directors (at least two of whom must be independent) at such time as the Advent Investor holds at least 25% but less than 50% of the number of such securities it held immediately after the closing of the business combination, and decreasing to two directors (at least one of whom must be independent) at such time as the Advent Investor holds at least 10% but less than 25% of the number of such securities it held at the closing of the business combination, and then terminating at such time as the Advent Investor holds less than 10% of the number of such securities it held immediately after the closing of the business combination. Additionally, for so long as at least one director nominated by the Advent Investor is serving on the Board, the Advent Investor will have the right to have at least one such director serve on each committee of the Board.
CCC | 2024 PROXY STATEMENT	Page 62

Pursuant to the Shareholder Rights Agreement, the Advent Investor has designated Teri Williams, William Ingram, Eileen Schloss, Lauren Young and Eric Wei for election or appointment. In addition, pursuant to the Shareholder Rights Agreement, the Advent Investor has customary demand, shelf and piggyback registration rights.
Share Repurchase from Advent
On March 3, 2025, we entered into an underwriting agreement with the Advent Investor and BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC and J.P. Morgan Securities LLC (collectively, the “Underwriters”), pursuant to which, among other things, we indirectly repurchased 7 million shares of our common stock from the Advent Investor, the beneficial owner of more than 5% of our common stock, at a price per share equal to the per share price equal to $10.325 per share resulting in an aggregate purchase price of approximately $72.3 million (the “Concurrent Repurchase”). The terms and conditions of the Concurrent Repurchase were reviewed and approved by the Audit Committee comprised entirely of independent and disinterested directors.
CCC | 2024 PROXY STATEMENT	Page 63

SECTION 12
PROPOSAL 2 – SAY-ON-PAY PROPOSAL
Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.
This proposal, commonly known as a “say-on-pay proposal,” is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the result of the vote when considering future executive compensation arrangements.
We encourage our stockholders to read the Compensation Discussion and Analysis included elsewhere in this proxy statement. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the Fiscal Year 2023 Summary Compensation Table included elsewhere in this proxy statement and other related compensation tables and narratives, which provide detailed information on the compensation of our NEOs.
Vote Required
The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Pay Proposal. Abstentions and broker non-votes will have no impact on the result of the Say-on-Pay Proposal.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the advisory (non-binding) resolution to approve the overall compensation of the Company’s NEOs as described in this proxy statement pursuant to the compensation disclosure rules of the SEC.
Board’s Recommendation to Stockholders
The Board recommends that our stockholders vote “FOR” the approval, on an advisory basis, of the overall compensation of the Company’s NEOs, as disclosed in this proxy statement, including the sections titled “Compensation Discussion and Analysis” and “Executive and Director Compensation.”
The next time our stockholders will be given an opportunity to vote on a say-on-pay proposal will be at the 2026 Annual Meeting of the stockholders.

PROPOSAL 2 – SAY-ON-PAY PROPOSAL

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

CCC | 2024 PROXY STATEMENT	Page 64

SECTION 13
PROPOSAL 3 – AUDITOR RATIFICATION PROPOSAL
The Audit Committee will appoint Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2024 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees[1]	$1,780,000	$1,770,000
Audit-Related Fees[2]	$1,021,000	$612,950
Tax Fees[3]	$31,285	$43,075
Total	$2,832,285	$2,426,025

1 Consists of fees for the audit and other procedures in connection with the Annual Report on Form 10-K for the years ended December 31, 2024 and 2023. These fees relate to: (a) the audit of the annual financial statements included in our Form 10-K; (b) the review of the quarterly financial statements included in our Quarterly Reports on Form 10-Q; and (c) the internal controls audit.
2 Consists of fees related to control attestation reports, consents, agreed-upon procedures and regulatory findings.
3 Consists of fees related to domestic tax compliance and advisory services.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit- related services and tax services to be used by the Company.
The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
CCC | 2024 PROXY STATEMENT	Page 65

Ratification of the appointment of Deloitte & Touche LLP (the “Auditor Ratification Proposal”) requires affirmative votes from the holders of a majority of the shares properly cast at the Annual Meeting. If the Company’s stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

PROPOSAL 3 – AUDITOR RATIFICATION PROPOSAL

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

CCC | 2024 PROXY STATEMENT	Page 66

SECTION 14
AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2024 and particularly with regard to the audited consolidated financial statements as of December 31, 2024, 2023, and 2022 and for the three years ended December 31, 2024. Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon and for performing an independent audit of our internal control over financial reporting based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
In fulfilling its oversight responsibilities, the Audit Committee has:
•	reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;
•
discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standards no. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); and

•
received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Audit Committee:
William Ingram, Chair
Neil de Crescenzo
Teri Williams
CCC | 2024 PROXY STATEMENT	Page 67

SECTION 15
OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
CCC | 2024 PROXY STATEMENT	Page 68

SECTION 16
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://ir.cccis.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
CCC | 2024 PROXY STATEMENT	Page 69

SECTION 17
COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.
CCC | 2024 PROXY STATEMENT	Page 70

ANNEX A
Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with accounting principles generally accepted in the United States (“GAAP”), we believe that Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, are useful in evaluating our operational performance. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes and setting management bonus programs. We believe that non-GAAP financial information, when taken collectively with GAAP measures, may be helpful to investors in assessing our operating performance and comparing our performance with competitors and other comparable companies, which may present similar non-GAAP financial measures to investors. Our computation of these non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these measures in the same fashion. We endeavor to compensate for the limitation of the non-GAAP measure presented by also providing the most directly comparable GAAP measure and a description of the reconciling items and adjustments to derive the non-GAAP measure. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures on a supplemental basis.
The following tables present reconciliations of “Adjusted EBITDA’ and’ “adjusted EBITDA margin” to the most directly comparable GAAP financial measures.
We define Adjusted EBITDA as net income adjusted for interest, taxes, amortization, depreciation, stock-based compensation expense and related employer payroll tax, costs associated with the acquisition and integration of completed and potential merger and acquisition activity, litigation costs in legal matters in which we are the plaintiff and related antitrust matters, equity transaction and related costs, including secondary offering costs, change in fair value of contingent consideration, change in fair value of warrant liabilities, change in fair value of derivative instruments, and income from derivative instruments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue.

(dollar amounts in thousands)
Net income	$31,240
Interest expense	64,608
Interest income	(12,203)
Income tax provision	13,074
Amortization of intangible assets	71,768
Amortization of acquired technologies—Cost of revenue	9,000
Depreciation and amortization related to software, equipment and property	8,774
Depreciation and amortization related to software, equipment and property—Cost of revenue	34,134
Stock-based compensation expense and related employer payroll tax	177,808
M&A and integration costs	9,193
Litigation costs	4,455
Equity transaction costs, including secondary offering costs	1,938
Change in fair value of contingent consideration	(100)
Change in fair value of warrant liabilities	(14,378)
Change in fair value of derivative instruments	5,233
Income from derivative instruments	(7,167)
Adjusted EBITDA	$397,377
Adjusted EBITDA Margin	42%

CCC | 2024 PROXY STATEMENT	Page 71

2024

PROXY REPORT

CCC Intelligent Solutions Holdings Inc.

INTELLIGENT SOLUTIONS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V71560-P25947 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Director 01) Teri Williams	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the nominee listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.** If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

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V71561-P25947

INTELLIGENT SOLUTIONS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 22, 2025
10:00 a.m., Central Time

The stockholder(s) hereby appoint(s) Brian Herb, Kevin Kane and Charles Vos, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CCC Intelligent Solutions Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on May 22, 2025, at www.virtualshareholdermeeting.com/CCCS2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

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